UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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the Securities Exchange Act of 1934

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AmerisourceBergen Corporation
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AmerisourceBergen Corporation
2016 Notice of Annual Meeting and Proxy Statement

AmerisourceBergen

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE:	2:00 p.m., Eastern Time, on Thursday, March 3, 2016
PLACE:	Sofitel Philadelphia 120 South 17th Street Philadelphia, PA 19103
ITEMS OF BUSINESS:	1.
To elect the ten nominees named in the accompanying Proxy Statement (or, if necessary, any substitute nominees selected by the Board of Directors) as a director, each to serve until the 2017 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified;
	2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2016;
	3.	To conduct an advisory vote to approve the compensation of our named executive officers;
	4.	To vote on a stockholder proposal regarding proxy access; and
	5.	To transact any other business properly coming before the meeting.
WHO MAY VOTE:	Stockholders of record on January 4, 2016.
DATE OF AVAILABILITY:	This Notice and Proxy Statement, together with our Annual Report on Form 10-K for the fiscal year ended September 30, 2015, are being made available to stockholders on or about January 22, 2016.

By order of the Board of Directors,

KATHY H. GADDES Vice President, Group General Counsel and Secretary

Important Notice Regarding Availability of Proxy Materials for AmerisourceBergen's
Annual Meeting of Stockholders to be Held on March 3, 2016.

The Proxy Statement and Annual Report on Form 10-K are available at www.amerisourcebergen.com.

January 22, 2016

Dear Stockholder:

I am pleased to invite you to attend our 2016 Annual Meeting of Stockholders on Thursday, March 3, 2016 at 2:00 p.m., Eastern Time. The meeting will be held at Sofitel Philadelphia, 120 South 17th Street, Philadelphia, PA 19103. The Notice of the 2016 Annual Meeting of Stockholders and the Proxy Statement describe the items of business for the meeting. At the meeting we will also report on AmerisourceBergen's performance and operations during fiscal year 2015 and respond to stockholder questions.

Your vote is very important. Whether or not you plan to attend the 2016 Annual Meeting of Stockholders, we urge you to vote and to submit your proxy over the Internet, by telephone or by mail. If you are a registered stockholder and attend the meeting, you may revoke your proxy and vote your shares in person. If you hold your shares through a bank or broker and want to vote your shares in person at the meeting, please contact your bank or broker to obtain a legal proxy.

Having served as Chairman of the Board for the last ten years, the 2016 Annual Meeting of Stockholders will be my last as a member of the Board. As I consider the accomplishments of the Board during my tenure as Chairman, I am especially proud of our efforts to continually enhance AmerisourceBergen's governance structure so that it best aligns with stockholder interests. While these efforts are summarized at the beginning of the accompanying proxy statement, I want to highlight for you the key actions taken by the Board in 2015:

  ▪
  We continued to rejuvenate the Board with strong, qualified independent directors with fresh perspectives and expertise in areas of increasing importance to AmerisourceBergen's growth and innovation. After the addition of two new directors in 2015, half of our director nominees have been elected in the last five years.

  ▪
  We continuously seek to enhance the effectiveness of Board performance in our critical role of providing oversight of management and the strategic direction of AmerisourceBergen. The Chair of our Governance and Nominating Committee has devoted significant time to Board evaluations in recent years to ensure we maintain practices and processes to support our high functioning Board, and in 2015 we also engaged a third-party governance expert to assist with the annual Board assessment.

  ▪
  To foster more meaningful engagement with our stockholders, we adopted proxy access for director nominations and clarified procedures through which our stockholders may request engagement with Board members on key topics pertaining to Board oversight.

Over the past year the Board also conducted a comprehensive evaluation of our leadership structure. In light of the flexibility provided under AmerisourceBergen's bylaws, we considered different models, including those adopted by other Fortune 100 and S&P 500 companies. In November 2015, the Board determined that, following my retirement from the Board at the end of the 2016 Annual Meeting of Stockholders, Steven H. Collis, our President and Chief Executive Officer, should assume the role of Chairman, and Jane E. Henney, M.D., Chair of our Governance and Nominating Committee, should assume the role of Lead Independent Director.

The Board believes that this leadership structure is right for AmerisourceBergen at this time. It will continue to provide independent and effective Board oversight of management. As Lead Independent Director, Dr. Henney will have a dynamic leadership role in the governance of our Board, with robust duties, including the authority to approve Board agendas and materials, call meetings of independent directors and preside over regularly scheduled executive sessions of independent directors held without the Chairman present. The Board structure will also allow Mr. Collis to employ his unparalleled knowledge of AmerisourceBergen and our industry in a unified role to focus the Board on the key areas essential to our strategic plan, including our continued growth and expansion into new markets.

I encourage you to read the full discussion in the accompanying proxy statement regarding the Board's decision to adopt the new leadership structure and the responsibilities that the Chairman and Lead Independent Director will each have going forward.

Thank you for your continued support and confidence in AmerisourceBergen. It has been my great privilege to serve on the Board and as Chairman of this extraordinary company.

Sincerely,

RICHARD C. GOZON Chairman of the Board

JANUARY 22, 2016

AMERISOURCEBERGEN CORPORATION
1300 MORRIS DRIVE
CHESTERBROOK, PA 19087

PROXY STATEMENT

Page
Highlights of our Corporate Governance Practices and Policies	1
About the 2016 Annual Meeting of Stockholders and Voting at the Meeting	3
Election of Directors (Item 1 on the Proxy Card)	6
Additional Information about the Directors, the Board and the Board Committees	13
Codes of Ethics	18
Corporate Governance	18
Stockholder Engagement	24
Stockholder Recommendations for Director Nominees	25
Audit Matters	25
Audit Committee Financial Expert	25
Report of the Audit and Corporate Responsibility Committee	25
Policy for Pre-Approval of Audit and Non-Audit Services	26
Independent Registered Public Accounting Firm's Fees	27
Ratification of Appointment of Ernst & Young LLP as AmerisourceBergen's Independent Registered Public Accounting Firm for Fiscal Year 2016 (Item 2 on the Proxy Card)	27
Compensation Committee Matters	28
Executive Compensation	30
Compensation Discussion and Analysis	30
Compensation Committee Report	42
Executive Compensation Tables	42
Employment Agreements	49
Potential Payments upon Termination of Employment or Change in Control	49
Certain Transactions	54
Advisory Vote to Approve the Compensation of our Named Executive Officers (Item 3 on the Proxy Card)	56
Beneficial Ownership of Common Stock	57
Equity Compensation Plan Information	60
Stockholder Proposal Regarding Proxy Access (Item 4 on the Proxy Card)	60
Section 16(a) Beneficial Ownership Reporting Compliance	63
Availability of Form 10-K	63
Requirements for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders	63
Appendix A—Supplemental Information: GAAP to Non-GAAP Reconciliation	A-1

HIGHLIGHTS OF OUR CORPORATE GOVERNANCE PRACTICES AND POLICIES

Our Board consistently seeks to implement leading practices and policies in corporate governance, with emphasis on maintaining the Board's independence to provide effective oversight of management and ensure accountability to our stockholders. In 2015, we took a number of actions to further enhance our governance processes, including the adoption of proxy access for director nominations. Below, we highlight our key corporate governance practices and policies:

Board of Directors
Independence	The majority of our directors are independent (8 out of 10). Our corporate governance principles require us to maintain a minimum of 70% independent directors on our Board (see page 22).

Independence of Key Oversight Committees	All members of our Audit and Corporate Responsibility Committee, Compensation and Succession Planning Committee and Governance and Nominating Committee are independent and meet applicable SEC and NYSE standards (see page 23).

Lead Independent Director	Our corporate governance principles require the election of a Lead Independent Director whenever our Chief Executive Officer also serves as Chairman of the Board and clearly define the Lead Independent Director's authority and significant responsibilities in the governance of our Board. The Lead Independent Director is elected annually by a majority of the independent directors (see page 20).

Diversity	Our directors have diverse business experiences, backgrounds and expertise in a wide range of fields, all of which are critical to understanding our businesses, competitive position and risks. Our Board has a long-standing receptiveness to gender and ethnic diversity (see page 7).

Overboarding Policy	Our policy regarding a director's service on the boards of other public companies is more restrictive than most. If our CEO serves as a director, he or she may only serve on the board of one other public company. Non-employee directors should not serve on more than 3 other public company boards (see page 7).

Tenure Policy	Our policy for directors' tenure provides that a director will resign at the annual meeting of stockholders following his or her 75th birthday or when his or her employment or principal business association changes materially. A director who is an employee will resign when he or she retires or is no longer employed by us.

Succession Planning	We undertake succession planning and maintain an emergency succession plan for our CEO (see page 20).

Refreshment	Five of our 10 directors have joined the Board in the last 5 years, including two who joined in 2015 (see pages 8-12).

Annual Evaluation Process	Our Board has a comprehensive annual evaluation process for directors and each committee, which is led by the Chair of our Governance and Nominating Committee. Either the Chair of our Governance and Nominating Committee or an independent, third-party governance expert interviews each director to obtain his or her assessment of the effectiveness of the Board and the Committees on which he or she serves, as well as director performance and Board dynamics. In 2015, the interview process was led by an independent third party with expertise in corporate governance. The full Board reviews and discusses the results of the evaluation process. The Governance and Nominating Committee and the full Board also conduct an annual review and update of our corporate governance principles and committee charters (see page 21).

Risk Oversight	Our full Board and Board committees actively engage in risk management and assessment for all aspects of our business, including our compensation policies and practices, with specific responsibilities for risk oversight designated in the charters for Board committees and our corporate governance principles. Our corporate officers and senior managers report on risk exposure at regular intervals to the appropriate committee or full Board.

Stockholder Communication and Engagement	Our corporate governance principles outline the procedures for stockholders to communicate and seek engagement with our Board.
Executive Compensation
Alignment with Stockholders' Interests
We align executive compensation with AmerisourceBergen's performance through performance metrics. We also require executives to adhere to stock ownership guidelines that align their interests with those of our stockholders and encourage long-term growth (see page 31).

Clawback	We have the right to claw back the value of cash and equity awards held by current or former executives as a result of misconduct (including misconduct that leads to the restatement of our financial statements) or competitive behavior that is detrimental to AmerisourceBergen (see page 39).

Independent Compensation Consultant	The consultant to our Compensation and Succession Planning Committee provides no other services to AmerisourceBergen (see page 29).
Rights of Stockholders
Annual Election of Directors	We have declassified our Board so that all directors are elected annually.

Majority Vote Standard	Our bylaws and corporate governance principles establish majority voting standards for the election of directors and require each director nominee to tender an irrevocable resignation prior to each annual meeting in the event an incumbent director does not receive the required votes for re-election (see page 22).

Right to Call Special Meetings	Stockholders with at least 25% of the outstanding shares of our common stock have the right to call special meetings.

Proxy Access	A stockholder, or a group of up to 20 stockholders, who have continuously owned at least 3% of our outstanding common stock for 3 years or more may nominate director nominees to fill up to the greater of 2 or 20% of the available board seats (see page 25).

Annual Say-on-Pay Vote	Our Board adopted stockholders' strong preference for annual say-on-pay vote.

No Supermajority Requirement	Majority vote is required for stockholder action.

No Poison Pill	Our Board adopted stockholders' preference to redeem the ABC "poison pill" stockholder rights agreement.

For further details, please see the full discussion relating to our corporate governance policies and practices and our leadership structure in this proxy statement under the section titled "Corporate Governance."

ABOUT THE 2016 ANNUAL MEETING OF STOCKHOLDERS AND VOTING AT THE MEETING

Why am I being furnished this Proxy Statement?

The Board of Directors of AmerisourceBergen Corporation (the "Company," "AmerisourceBergen," "we" or "us") is furnishing this Proxy Statement in connection with its solicitation of proxies for use at the 2016 Annual Meeting of Stockholders to be held on March 3, 2016, and at any adjournments thereof. Our Annual Report on Form 10-K for the fiscal year ended September 30, 2015 accompanies this Notice and Proxy Statement, but is not incorporated as a part of the Proxy Statement and is not to be regarded as part of the proxy solicitation material.

Who is soliciting my proxy?

The Board of Directors is soliciting your proxy in order to provide you with an opportunity to vote on all matters scheduled to come before the meeting whether or not you attend the meeting in person.

What if I received a Notice of Internet Availability of Proxy Materials?

We are providing access to our proxy materials over the Internet. Accordingly, on or about January 22, 2016, we are mailing to our record and beneficial stockholders a Notice of Internet Availability of Proxy Materials, which contains instructions on how to access our proxy materials over the Internet and vote online. If you received a Notice of Internet Availability of Proxy Materials, you will not receive a printed copy of our proxy materials by mail unless you request one. You may request a printed copy of our proxy materials for the 2016 Annual Meeting of Stockholders. If you wish to receive a printed copy of our proxy materials, you should follow the instructions for requesting those materials included in the Notice of Internet Availability of Proxy Materials.

Who is entitled to vote?

You may vote if you owned shares of our common stock as of the close of business on January 4, 2016, which is the record date. You are entitled to one vote for each share of common stock that you own. As of January 4, 2016, we had 206,618,824 shares of common stock outstanding.

What shares can I vote?

You may vote all shares owned by you as of the close of business on January 4, 2016, the record date. These shares include:

  ▪
  Shares held directly in your name as the stockholder of record.

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  Shares of which you are the beneficial owner but not the stockholder of record. These are shares that are held for you through a broker, trustee or other nominee such as a bank, including shares purchased through any 401(k) plan or our employee stock purchase plan.

How do I vote before the meeting?

If you hold your shares in your own name as the stockholder of record, you have three options for voting and submitting your proxy before the meeting:

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  By Internet—We encourage you to vote and submit your proxy over the Internet at www.envisionreports.com/ABC.

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  By telephone—You may vote and submit your proxy by calling 1-800-652-VOTE (8683).

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  By mail—If you received your proxy materials by mail, you may vote by completing, signing and returning the enclosed proxy card.

If you hold your shares through an account with a bank, broker or other nominee, you may vote by completing and signing the voting instruction form that the bank, broker or other nominee will provide to you, or by using telephone or Internet voting arrangements described on the voting instruction form, the Notice or other materials that the bank, broker or other nominee will provide to you.

May I vote at the meeting?

You may vote your shares at the meeting if you attend in person. If you hold your shares through an account with a bank or broker, you must obtain a legal proxy from the bank or broker in order to vote at the meeting.

Even if you plan to attend the meeting, we encourage you to vote your shares by proxy. You may vote by proxy over the Internet, by telephone or by mail.

How do I revoke my proxy?

If you are the stockholder of record, you may revoke your proxy at any time before the polls close at the meeting. You may revoke your proxy by:

  ▪
  Changing your vote in the manner described below.

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  Notifying Kathy H. Gaddes, Secretary, AmerisourceBergen Corporation, 1300 Morris Drive, Chesterbrook, Pennsylvania 19087 in writing that you are revoking your proxy before it is voted at the meeting.

If you hold your shares through an account with a bank or broker, your ability to revoke your proxy depends on the voting procedures of the bank or broker. Please follow the directions provided to you by your bank or broker.

May I change my vote?

You may change your vote at any time before the polls close at the meeting. You may change your vote by:

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  Signing another proxy card with a later date and returning it to us prior to the meeting.

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  Voting again over the Internet or by telephone prior to 2:00 p.m., Eastern Time, on March 3, 2016.

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  Voting at the meeting if you are the stockholder of record.

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  Voting at the meeting if you are the beneficial owner and have obtained a legal proxy from your bank or broker.

What if I return my proxy card but do not provide voting instructions?

Proxy cards that are signed and returned but do not contain instructions will be voted as follows:

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  For the election of the ten nominees for director named on page 6 of this Proxy Statement;

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  For the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2016;

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  For the approval, on an advisory basis, of the compensation of our named executive officers as described in this Proxy Statement;

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  Against the stockholder proposal regarding proxy access; and

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  In accordance with the best judgment of the individuals named as proxies on the proxy card on any other matters properly brought before the meeting.

What does it mean if I receive more than one proxy card or instruction form?

It means that you have multiple accounts with our transfer agent and/or banks or brokers. Please vote all of your shares. We recommend that you consolidate as many accounts as possible under the same name and address. For assistance consolidating accounts where you are the stockholder of record, you may contact our transfer agent, Computershare, at 1-866-233-1957.

Will my shares be voted if I do not provide my proxy?

If you are a registered stockholder and do not provide a proxy, you must attend the meeting in order to vote your shares.

If you hold shares through an account with a bank or broker, your shares may be voted even if you do not provide voting instructions to your bank or broker. Banks and brokers have the authority under the rules of the

New York Stock Exchange, or NYSE, to vote shares for which their customers do not provide voting instructions on certain routine matters. The ratification of the appointment of our independent registered public accounting firm (Item 2 on the Proxy Card) is considered a routine matter for which banks and brokers may vote without specific instructions from their customers.

May stockholders ask questions at the meeting?

Yes. Representatives of AmerisourceBergen will answer stockholders' questions of general interest at the end of the meeting. In order to be eligible to ask questions at the meeting, you must be able to establish that you are a stockholder either as of January 4, 2016 or as of the date of the meeting.

How many votes must be present to hold the meeting?

In order for us to conduct our meeting, a majority of the shares of our common stock outstanding as of January 4, 2016 must be present in person or by proxy at the meeting. This is referred to as a quorum. Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy over the Internet, by telephone or by mail. Shares voted by banks or brokers on behalf of beneficial owners are also counted as present at the meeting. In addition, abstentions and broker non-votes will be counted for purposes of establishing a quorum with respect to any matter properly brought before the meeting. Broker non-votes occur on a matter when a bank or broker is not permitted under applicable rules and regulations to vote on a matter without instruction from the beneficial owner of the underlying shares and no instruction has been given.

How many votes are needed for each proposal and how are the votes counted?

The affirmative vote of a majority of the votes cast will be required for the election of each director (Item 1 on the Proxy Card).

A majority of the votes cast means that the votes cast "for" a director exceed the number of votes cast "against" that director. Abstentions and broker non-votes are disregarded when determining if a majority of the votes have been cast in favor of a director.

The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote will be required for:

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  The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year (Item 2 on the Proxy Card);

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  The approval, on an advisory basis, of the compensation of our named executive officers as described in this Proxy Statement (Item 3 on the Proxy Card);

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  The approval of the stockholder proposal (Item 4 on the Proxy Card); and

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  Any other proposal that might properly come before the meeting.

Abstentions will be counted toward the tabulation of votes cast on Items 2, 3, and 4, and will have the effect of negative votes. Under NYSE rules, Item 2 is considered a routine matter on which brokers will be permitted to vote in their discretion even if the beneficial owners do not provide voting instructions. However, Items 1, 3, and 4, are not considered routine matters under NYSE rules, and brokers will not be permitted to vote on Items 1, 3, and 4, if the beneficial owners fail to provide voting instructions. Broker non-votes will not be counted toward the tabulation of votes cast on Items 1, 3, or 4.

How will proxies be voted on other items or matters that properly come before the meeting?

If any other items or matters properly come before the meeting, the proxies received will be voted on those items or matters in accordance with the discretion of the proxy holders.

Is AmerisourceBergen aware of any other item of business that will be presented at the meeting?

We are not aware of any other business to be presented at the 2016 Annual Meeting of Stockholders. However, if any other matter should properly come before the 2016 Annual Meeting of Stockholders, the enclosed proxy confers discretionary authority with respect to such matter.

Will there be any further solicitation of proxies for the meeting?

Our directors, officers and employees may solicit proxies by telephone or in person. In addition, we have hired Morrow & Co., LLC to assist us in soliciting proxies, if necessary. Morrow may solicit proxies by telephone or in person. We will pay Morrow a fee of $11,500, plus expenses, for providing such services. All costs and expenses of any solicitation, including the cost of preparing this Proxy Statement and posting it on the Internet and mailing the Notice of Internet Availability of Proxy Materials, will be borne by AmerisourceBergen.

Will AmerisourceBergen reimburse any expenses of banks, brokers, nominees and fiduciaries?

We will reimburse the expenses of banks, brokers, nominees and fiduciaries that send notices, proxies and proxy materials to our stockholders.

Will the directors be in attendance at the meeting?

We currently expect all of our directors to be in attendance at the 2016 Annual Meeting of Stockholders. It has been customary for our directors to attend our annual meetings. All of our directors attended the 2015 Annual Meeting of Stockholders.

ELECTION OF DIRECTORS
(Item 1 on the Proxy Card)

How often are directors elected?

Directors are elected annually. Any nominee who is elected to serve as a director at our 2016 Annual Meeting of Stockholders will be elected to serve a term of one year. Similarly, any director who is appointed to fill a vacancy on the Board will serve until the next annual meeting of stockholders after his or her appointment and until his or her successor is elected and qualified.

What is the size of the Board of Directors?

The size of the Board of Directors is ten.

Who are this year's nominees?

Ornella Barra, Steven H. Collis, Douglas R. Conant, D. Mark Durcan, Richard W. Gochnauer, Lon R. Greenberg, Jane E. Henney, M.D., Kathleen W. Hyle, Michael J. Long and Henry W. McGee.

Which of this year's nominees are independent?

Mr. Conant, Mr. Durcan, Mr. Gochnauer, Mr. Greenberg, Dr. Henney, Ms. Hyle, Mr. Long and Mr. McGee are independent (as independence is defined in Section 303A of the NYSE Listed Company Manual and in our corporate governance principles).

Are there any family relationships among AmerisourceBergen's directors and executive officers?

No.

What is the term of office for which this year's nominees are to be elected?

The nominees are to be elected for a term of one year and are expected to hold office until the 2017 Annual Meeting of Stockholders and until their successors are elected and qualified.

What if a nominee is unwilling or unable to serve?

Each nominee for director has consented to his or her nomination and, so far as the Board of Directors and management are aware, intends to serve a full term as a director if elected. However, if any of the nominees should become unavailable or unable to stand for election prior to the election, the shares represented by proxies may be voted for the election of substitute nominees selected by the Board of Directors.

Why does Walgreens Boots Alliance designate a nominee?

Pursuant to the Shareholders Agreement between AmerisourceBergen and Walgreens Boots Alliance (as successor in interest to Walgreen Co. and Alliance Boots GmbH), Walgreens Boots Alliance has the right to designate a director to our Board once Walgreens Boots Alliance and certain of its subsidiaries collectively own five percent or more of our common stock. On May 1, 2014, Walgreens Boots Alliance notified us that they had acquired at least five percent of our common stock. Ornella Barra, Executive Vice President of Walgreens Boots Alliance, Inc. and President and Chief Executive of Global Wholesale and International Retail, has been designated by Walgreens Boots Alliance to serve on our Board. She was appointed to the Board on January 16, 2015 and is a current nominee for election as director. In addition, upon the later to occur of (1) the exercise in full of certain warrants exercisable during a six-month period beginning in March 2016 and (2) the acquisition in full by Walgreens Boots Alliance of 19,859,795 shares of AmerisourceBergen in the open market, Walgreens Boots Alliance will be entitled to designate a second director to the Board of Directors. For so long as Walgreens Boots Alliance has a right to designate a director to the Board, subject to certain exceptions, including matters related to acquisition proposals, Walgreens Boots Alliance and its subsidiaries will be obligated to vote their shares in accordance with our Board on all matters submitted to a vote of our stockholders. Please refer to our Current Report on Form 8-K filed on March 20, 2013 for more detailed information regarding the Shareholders Agreement and related agreements and arrangements.

How does our Governance and Nominating Committee identify and evaluate director nominees?

Our Governance and Nominating Committee seeks director nominees who possess qualifications, experience, attributes and skills that will enable them to contribute meaningfully to the leadership of our Board and to effectively guide and supervise management in driving AmerisourceBergen's growth and financial and operational performance. Each director nominee should:

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  possess the highest personal and professional ethics, integrity and values;

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  be committed to representing the long-term interests of our stockholders; and

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  have an inquisitive and objective perspective, practical wisdom and mature judgment.

Each nominee should also have sufficient time to effectively carry out his or her duties as a director. Except for the Chief Executive Officer of AmerisourceBergen who may serve on the board of no more than one other public company, director nominees may serve on no more than three other public company boards.

In addition, our Governance and Nominating Committee has identified the following expertise, experience, attributes and skills that are particularly relevant to AmerisourceBergen:

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  Healthcare expertise;

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  Distribution expertise;

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  International expertise;

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  Strategic planning and business development experience;

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  Financial expertise;

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  Technological proficiency; and

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  Governance experience.

We do not have a specific diversity policy, but we seek individuals with diverse backgrounds, skills and expertise to serve on our Board, including women and minorities. We believe that diversity is essential to encourage fresh perspectives, enrich the Board's deliberations and avoid the dominance of a particular individual or group over the Board's decisions. The Governance and Nominating Committee may consider and evaluate director nominees identified by our stockholders, as described below in the Section titled "Stockholder Recommendations for Director Nominees."

Below are each nominee's biography and an assessment of the above-mentioned expertise, experience, attributes and skills that the nominee possesses.

Biographical information about our nominees:

ORNELLA BARRA Age: 62 Director since January 2015 Member of our Finance Committee

Principal Occupation, Business Experience and Directorships

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Executive Vice President of Walgreens Boots Alliance, Inc. and President and Chief Executive of Global Wholesale and International Retail

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Chief Executive, Wholesale and Brands of Alliance Boots GmbH from September 2013 until January 2015

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Chief Executive of Pharmaceutical Wholesale Division of Alliance Boots GmbH from January 2009 until September 2013

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Prior to her role as Chief Executive of Pharmaceutical Wholesale Division, Ms. Barra was Wholesale and Commercial Affairs Director and a board member of Alliance Boots plc

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Prior to the merger of Alliance UniChem Plc and Boots Group plc, Ms. Barra was Executive Director of Alliance UniChem Plc, having been appointed to its Board in 1997 when Alliance Sante merged with UniChem Plc

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Member of Board of Directors of Assicurazioni Generali, one of the largest Italian insurance companies, since April 2013

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Ms. Barra was a member of the Board of Directors of Alliance Boots GmbH between June 2007 and February 2015 and was Chairman of its Corporate Social Responsibility Committee from 2009 to 2013

Key Attributes, Expertise, Experience and Skills:

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Healthcare and Distribution Expertise: Heads global wholesale and international retail operations for Walgreens Boots Alliance. Acquired extensive experience in pharmaceutical wholesale distribution and pharmaceutical retail industries through long career at Alliance Boots and predecessor companies, and trained as a pharmacist.

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International Expertise: Demonstrated expertise and understanding of global markets by leading and expanding international operations of multinational company.

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Strategic Planning and Business Development Experience: Executed integration of international retail operations following merger of Walgreens and Alliance Boots and provides unique perspective on strategic relationship and collaboration with Walgreens Boots Alliance.

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Governance Experience: Serves as Executive Vice President of Walgreens Boots Alliance and President and Chief Executive of Global Wholesale and International Retail, has held senior executive positions with Alliance Boots and predecessor companies, and is a director of one of the largest insurance companies in Italy.

STEVEN H. COLLIS Age: 54 Director since May 2011 Member of our Executive Committee

Principal Occupation, Business Experience and Directorships

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President and Chief Executive Officer of AmerisourceBergen Corporation since July 2011

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President and Chief Operating Officer of AmerisourceBergen Corporation from November 2010 to July 2011

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Executive Vice President and President of AmerisourceBergen Drug Corporation from September 2009 to November 2010

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Executive Vice President and President of AmerisourceBergen Specialty Group from September 2007 to September 2009

▪

Senior Vice President of AmerisourceBergen Corporation and President of AmerisourceBergen Specialty Group from August 2001 to September 2007

▪

Mr. Collis has held a variety of other positions with AmerisourceBergen Corporation and its predecessors since 1994

▪

Previously served as a director of Thoratec Corporation from 2008 to 2015

Key Attributes, Expertise, Experience and Skills:

▪

Healthcare and Distribution Expertise: Has held various senior executive leadership positions with AmerisourceBergen Corporation and has extensive business and operating experience in wholesale pharmaceutical distribution and in-depth knowledge of the healthcare distribution and services market.

▪

Strategic Planning and Business Development Experience and Financial Expertise: Demonstrated strategic vision, strong creativity, financial, entrepreneurial and leadership skills throughout his tenure at AmerisourceBergen.

▪

International Expertise: Leads multinational company that has significantly expanded international operations.

▪

Governance Experience: Serves as President and Chief Executive Officer and director of AmerisourceBergen and previously served as director of Thoratec Corporation.

DOUGLAS R. CONANT Age: 64 Director since January 2013 Member of our Compensation and Succession Planning Committee and our Governance and Nominating Committee

Principal Occupation, Business Experience and Directorships

▪

Founder and Chief Executive Officer of Conant Leadership, a firm dedicated to improving the quality of leadership in the 21st century

▪

President and Chief Executive Officer and a member of the Board of Directors of Campbell Soup Company from January 2001 to July 2011

▪

Served from 1992 to 2000 at Nabisco Foods Company in a series of senior leadership positions, including President of Nabisco Foods Company from 1995 to 2000

▪

Current Chairman of the Board of Directors of Avon Products, Inc.

Key Attributes, Expertise, Experience and Skills:

▪

Strategic Planning and Business Development Experience: Brings unique expertise in marketing, branding and strategic innovation acquired during his long careers with Campbell Soup Company and Nabisco Foods Company and provides insight and guidance on executive and talent development.

▪

International and Distribution Expertise: Has in-depth knowledge of international markets and global distribution operations.

▪

Governance Experience: Serves as Chairman of the Board of Avon Products, Inc., served as Chief Executive Officer and director of Campbell Soup Company and held various senior leadership positions with Nabisco Foods Company.

D. MARK DURCAN Age: 54 Director since September 2015 Member of our Audit and Corporate Responsibility Committee and Finance Committee

Principal Occupation, Business Experience and Directorships

▪

Chief Executive Officer and Director of Micron Technology, Inc. since February 2012

▪

President and Chief Operating Officer of Micron Technology, Inc. from June 2007 to February 2012

▪

Chief Operating Officer of Micron Technology, Inc. from February 2006 to June 2007

▪

Chief Technology Officer of Micron Technology, Inc. from June 1997 to February 2006

▪

Mr. Durcan has held various other positions with Micron Technology, Inc. and its subsidiaries since 1984 and has served as an officer since 1996

▪

Mr. Durcan served as a director of MWI Veterinary Supply, Inc. from March 2014 until its acquisition by AmerisourceBergen in February 2015

▪

Serves on the Semiconductor Industry Association Board and the Tech CEO Council

Key Attributes, Expertise, Experience and Skills:

▪

Strategic Planning and Business Development Experience: Brings proven strategic vision and expertise in global corporate expansion, having successfully developed international partnerships and joint ventures in a competitive industry and spearheaded major business acquisitions during his current and prior leadership positions at Micron Technology, Inc.

▪

International and Distribution Expertise: Contributes deep understanding of global markets and extensive experience in managing global manufacturing, procurement, supply chain and quality control for a multinational corporation and, as former member of the board of MWI Veterinary Supply, Inc., has important insights into wholesale distribution of animal health products.

▪

Technological Proficiency: Has unique and in-depth knowledge of technology and capability to drive technological innovation, and trained as a chemical engineer.

▪

Governance Experience: Serves as Chief Executive Officer and director of Micron Technology, Inc.

RICHARD W. GOCHNAUER Age: 66 Director since September 2008 Chair of our Finance Committee and member of our Executive Committee and Governance and Nominating Committee

Principal Occupation, Business Experience and Directorships

▪

Chief Executive Officer of United Stationers Inc. from December 2002 until his retirement in May 2011

▪

Chief Operating Officer of United Stationers Inc. from July 2002 to December 2002

▪

Vice Chairman and President, International, and President and Chief Operating Officer of Golden State Foods Corporation from 1994 to 2002

▪

Current director of UGI Corporation, Golden State Foods Corporation and Rush University Medical Center

▪

Previously served as a director of Fieldstone Communities, Inc. from 2000 to 2008 and United Stationers Inc. from July 2002 to May 2011

▪

Member of the Board of Opportunity International

Key Attributes, Expertise, Experience and Skills:

▪

International and Distribution Expertise: Provides strategic direction and insight into global competition and international markets and brings valuable perspective on measures to drive operating growth and compete effectively in the distribution business gained through his management of diverse distribution businesses.

▪

Strategic Planning and Business Development Experience: Has extensive experience in mergers and acquisitions, strategic planning and technology, and executive compensation.

▪

Governance Experience: Serves as director of UGI Corporation and Golden State Foods Corporation and held senior executive leadership roles at United Stationers Inc. and Golden State Foods Corporation.

LON R. GREENBERG Age: 65 Director since May 2013 Member of our Audit and Corporate Responsibility Committee and our Finance Committee

Principal Occupation, Business Experience and Directorships

▪

Chairman of UGI Corporation's Board of Directors since 1996 and director of UGI Utilities, Inc. and AmeriGas Propane, both UGI Corporation subsidiaries. Mr. Greenberg will be resigning as a director of UGI Corporation, UGI Utilities, Inc. and AmeriGas Propane as of the end of January 2016.

▪

Chief Executive Officer of UGI Corporation from 1995 until his retirement in April 2013

▪

Mr. Greenberg served in various leadership positions throughout his tenure with UGI Corporation

▪

Current director of Aqua America, Inc. and Ameriprise Financial, Inc.

▪

Member of the Board of Directors of the United Way of Greater Philadelphia and Southern New Jersey

▪

Chairman of the Board of Directors of Temple University Health System

▪

Member of the Board of Trustees of Temple University and the Board of Directors of Fox Chase Cancer Center

Key Attributes, Expertise, Experience and Skills:

▪

International and Distribution Expertise: Has valuable business and executive management experience in distribution and global operations acquired as Chief Executive Officer of UGI Corporation.

▪

Strategic Planning and Business Development Experience and Financial Expertise: Offers critical insight into the intersection of law and finance and implications for strategic transactions, provides guidance on strategic direction, international markets and future growth opportunities.

▪

Healthcare Expertise: Brings experience and knowledge of the healthcare industry from his perspective as a director of healthcare organizations.

▪

Governance Experience: Serves as Chairman of the Board of UGI Corporation and director of subsidiaries of UGI Corporation, director of Aqua America, Inc. and Ameriprise Financial, Inc. and served as Chief Executive Officer of UGI Corporation.

JANE E. HENNEY, M.D.

Age: 68
Director since January 2002
Chair of our Governance and
Nominating Committee and a
member of our Compensation
and Succession Planning
Committee and our
Executive Committee

Principal Occupation, Business Experience and Directorships

▪

Home Secretary, Institute of Medicine, since April 1, 2014

▪

Professor of Medicine, College of Medicine at the University of Cincinnati from January 2008 until December 2012

▪

Senior Vice President and Provost for Health Affairs at the University of Cincinnati from July 2003 to January 2008

▪

Prior to that, Dr. Henney held various positions in academia and government, including Commissioner of Food and Drugs at the United States Food and Drug Administration from 1998 to 2001 and Vice President for Health Sciences at the University of New Mexico from 1994 to 1998

▪

Current director of CIGNA Corporation

▪

Previously served as a director of AstraZeneca PLC from September 2001 until April 2011 and Cubist Pharmaceuticals, Inc. from March 2012 to January 2014.

▪

National Association of Corporate Directors (NACD) Board Leadership Fellow

▪

Current director of the China Medical Board, the Commonwealth Fund and the Monnell Chemical Senses Center

Key Attributes, Expertise, Experience and Skills:

▪

Healthcare Expertise: Provides in-depth knowledge and industry-specific perspective acquired through her experience as a medical oncologist, prominent government and academic posts, and tenure as director of pharmaceutical and insurance companies.

▪

International and Distribution Expertise: Has insight into global manufacturing and distribution operations drawn from her experience as a director of AstraZeneca PLC.

▪

Strategic Planning and Business Development Experience: Offers diverse perspectives of public policy, regulators and other healthcare industry participants in the evaluation of potential strategic opportunities and expansion into new markets.

▪

Governance Experience: Serves as director of Cigna Corporation, former director of AstraZeneca PLC and Cubist Pharmaceuticals, Inc., and NACD Board Leadership Fellow.

KATHLEEN W. HYLE Age: 57 Director since May 2010 Chair of our Audit and Corporate Responsibility Committee and a member of our Executive Committee and our Finance Committee

Principal Occupation, Business Experience and Directorships

▪

Senior Vice President of Constellation Energy and Chief Operating Officer of Constellation Energy Resources from November 2008 until March 2012

▪

Chief Financial Officer for Constellation Energy Nuclear Group and for UniStar Nuclear Energy, LLC from June 2007 to November 2008

▪

Prior to joining Constellation Energy in 2003, Ms. Hyle served as the Chief Financial Officer of ANC Rental Corp., Vice President and Treasurer of Auto-Nation,  Inc., and Vice President and Treasurer of Black & Decker Corporation

▪

Current director of Bunge Limited and The ADT Corporation

▪

Serves on the Board of Trustees of Center Stage in Baltimore, MD, and on the Board of Sponsors for the Loyola University Maryland Sellinger School of Business and Management

Key Attributes, Expertise, Experience and Skills:

▪

Financial Expertise: Provides critical insight into, among other things, financial statements, accounting principles and practices, internal control over financial reporting and risk management processes and has experience as chief financial officer of large public companies.

▪

Strategic Planning and Business Development Experience, International Expertise and Technological Proficiency: Brings extensive experience in management, domestic and global operations, mergers and acquisitions, marketing, technology, retail and regulatory areas.

▪

Governance Experience: Serves as director of The ADT Corporation and Bunge Limited and held senior management positions at Constellation Energy, ANC Rental Corp., and Black & Decker Corporation.

MICHAEL J. LONG

Age: 57
Director since May 2006
Chair of our Compensation
and Succession Planning
Committee and a member of
our Audit and Corporate
Responsibility Committee
and our Executive Committee

Principal Occupation, Business Experience and Directorships

▪

Chairman of the Board, President and Chief Executive Officer of Arrow Electronics, Inc.

▪

Appointed Chairman of the Board of Arrow Electronics, Inc. in January 2010 and Chief Executive Officer of Arrow Electronics, Inc. in May 2009

▪

President and Chief Operating Officer of Arrow Electronics, Inc. from February 2008 until May 2009, Senior Vice President from January 2006 to February 2008

▪

Serves on the Board of Trustees of the Denver Zoo

Key Attributes, Expertise, Experience and Skills:

▪

Strategic Planning and Business Development Experience and Financial Expertise: Brings relevant experience in the areas of finance, operations, management, leadership, strategic planning, executive compensation and global competition drawn from his current and prior leadership positions at Arrow Electronics, Inc.

▪

International and Distribution Expertise: Contributes critical insight into international markets and has an in-depth knowledge of business and strategic opportunities for wholesale distribution.

▪

Technological Proficiency: In-depth knowledge of technology in the electronic components industry and related technology solutions and IT services.

▪

Governance Experience: Serves as Chairman, President and Chief Executive Officer of Arrow Electronics, Inc.

HENRY W. MCGEE Age: 63 Director since November 2004 Member of our Compensation and Succession Planning Committee and our Governance and Nominating Committee

Principal Occupation, Business Experience and Directorships

▪

Senior Lecturer at Harvard Business School since July 2013

▪

Consultant, HBO Home Entertainment from April 2013 to August 2013

▪

President of HBO Home Entertainment from 1995 until his retirement in March 2013

▪

Senior Vice President, Programming, HBO Video, from 1988 to 1995 and prior to that, Mr. McGee served in leadership positions in various divisions of HBO

▪

Former President of the Alvin Ailey Dance Theater Foundation and the Film Society of Lincoln Center. Served on the boards of the Sundance Institute, the Public Theater, Save the Children and the Time Warner Foundation

▪

Current director of Board of Tegna Inc.

Key Attributes, Expertise, Experience and Skills:

▪

International and Distribution Expertise: Contributes significant operational, marketing and wholesale distribution expertise and knowledge of international markets acquired in senior management and leadership roles during his long career with HBO.

▪

Strategic Planning and Business Development Experience: Brings valuable business, leadership and management experience and offers innovative ideas, critical insight into strategic decision-making, and exposure to diverse, global points of view.

▪

Technological Proficiency: Has a deep understanding of the uses of technology and application to marketing and media.

▪

Governance Experience: Current director of Tegna Inc. and served as President of HBO Home Entertainment and in other leadership positions with various divisions of HBO.

How does the Board of Directors recommend that I vote?

We recommend that you vote For the election of each of the ten nominees named in this Proxy Statement to the Board of Directors.

ADDITIONAL INFORMATION ABOUT THE DIRECTORS, THE BOARD
AND THE BOARD COMMITTEES

Identified below are the members of the current Board committees, the number of meetings that each committee held in fiscal year 2015, and the responsibilities of each committee:

Name	Executive	Audit and Corporate Responsibility	Compensation and Succession Planning	Finance	Governance and Nominating
Ornella Barra				X

Steven H. Collis	X

Douglas R. Conant			X		X

D. Mark Durcan		X		X

Richard W. Gochnauer	X			CHAIR	X

Richard C. Gozon*	CHAIR

Lon R. Greenberg		X		X

Jane E. Henney, M.D.	X		X		CHAIR

Kathleen W. Hyle	X	CHAIR		X

Michael J. Long	X	X	CHAIR

Henry W. McGee			X		X

Number of Meetings in Fiscal Year 2015	1	12	4	9	6

* Richard C. Gozon will be retiring from the Board at the end of the annual meeting on March 3, 2016.

Duties and Responsibilities of the Board Committees

Audit and Corporate Responsibility Committee

  ▪
  Appoints, and has authority to terminate, our independent registered public accounting firm.

  ▪
  Pre-approves all audits and permitted non-audit services provided by the company's independent registered public accounting firm, including the scope of the audit and audit procedures.

  ▪
  Reviews and discusses the independence of our independent registered public accounting firm.

  ▪
  Reviews and discusses with management and our independent registered public accounting firm the company's audited financial statements and interim quarterly financial statements as well as management's discussion and analysis of the statements as set forth in Forms 10-K and 10-Q filed with the SEC.

  ▪
  Prepares the audit committee report as required by SEC rules.

  ▪
  Discusses with management and/or our independent registered public accounting firm significant financial reporting issues and accounting issues and the adequacy of our internal control over financial reporting.

  ▪
  Inquires of management, the internal auditor, and our independent registered public accounting firm about significant risks or exposures (whether financial, operational, or otherwise) and assesses the steps management has taken to control such risks or exposures, including policies implemented for such purposes.

  ▪
  Reviews internal audit function, internal audit plans, internal audit reports, and management's response to such reports.

  ▪
  Reviews the appointment, performance, and replacement of our chief audit executive.

  ▪
  Oversees the development and implementation by management of an enterprise risk management program.

  ▪
  Reviews and approves all related persons transactions in accordance with our Related Persons Transactions Policy.

  ▪
  Oversees compliance with our Code of Ethics and Business Conduct.

Compensation and Succession Planning Committee

  ▪
  Reviews and approves our executive compensation strategy and the individual elements of total compensation for the President and Chief Executive Officer and executive management.

  ▪
  Evaluates performance of management annually.

  ▪
  Ensures that our executive compensation strategy supports stockholder interests.

  ▪
  Reviews and discusses with management the Compensation Discussion and Analysis and other disclosures about executive compensation that are required to be included in our Proxy Statement and Annual Report on Form 10-K.

  ▪
  Prepares a compensation committee report as required by SEC rules.

  ▪
  Administers and makes awards under our incentive compensation plans, including equity incentive plans.

  ▪
  Has sole authority for retaining and terminating any consulting firm used to assist the Committee in its evaluation of the compensation of the Chief Executive Officer or any other executive officer and for evaluating the independence of such consulting firm.

  ▪
  Monitors the activities of our internal Benefits Committee, including the Benefits Committee's oversight of the administration and investment performance of our pension and retirement plans.

  ▪
  Oversees the administration of our health and welfare plans.

  ▪
  Reviews with management and makes recommendations relating to succession planning and talent development.

Executive Committee

  ▪
  Exercises the authority of the Board of Directors between regularly scheduled meetings of our Board on matters that cannot be delayed, except as limited by Delaware law and our bylaws.

Finance Committee

  ▪
  Provides oversight of our capital structure and other issues of financial significance to AmerisourceBergen.

  ▪
  Reviews the asset and liability structure of the company and considers its funding and capital needs.

  ▪
  Reviews proposed financing plans, credit facilities, and other financing transactions.

  ▪
  Reviews our dividend policy.

  ▪
  Reviews and proposes issuance or sale of our stock, stock repurchases, redemptions and splits.

  ▪
  Reviews financial strategies developed by management to meet changing economic and market conditions.

  ▪
  Reviews proposed major capital expenditures or commitments.

  ▪
  Reviews proposed material acquisitions, divestitures, joint ventures, and other transactions involving AmerisourceBergen.

Governance and Nominating Committee

  ▪
  Recommends selection and qualification criteria for directors and committee members.

  ▪
  Identifies and recommends qualified candidates to serve as directors of AmerisourceBergen.

  ▪
  Considers nominees for directors recommended by stockholders.

  ▪
  Reviews and makes recommendations relating to succession planning for our Board and Board committee leadership positions and prepares for Board vacancies.

  ▪
  Oversees orientation of directors and continuing education of directors in areas related to the work of our Board and the directors' committee assignments.

  ▪
  Makes recommendations regarding the size and composition of our Board and the composition and responsibilities of Board committees.

  ▪
  Oversees the evaluation of our Board and the Board committees.

  ▪
  Reviews and makes recommendations to our Board regarding director compensation.

  ▪
  Has sole authority for retaining and terminating any consulting firm used to assist in the evaluation of the compensation of directors and for evaluating the independence of such consulting firm.

  ▪
  Reviews and makes recommendations to the Board about corporate governance.

Did each director attend at least 75% of the meetings of the Board of Directors and of the committees on which he or she served?

Yes.

Do the non-management directors meet regularly?

The non-management directors meet at the end of each regularly scheduled meeting of the Board of Directors. During Mr. Gozon's tenure as the Chairman of the Board of Directors, he has presided at such meetings. Following Mr. Gozon's retirement at the end of the 2016 Annual Meeting, Dr. Henney, as Lead Independent Director, will preside at such meetings of our non-management directors, and, if the Lead Independent Director is not present, the committee Chairs will preside on a rotating basis.

How do interested parties make their concerns known to the non-management directors?

Interested parties who wish to make any concerns known to the non-management directors may submit communications at any time in writing to: Kathy H. Gaddes, Secretary, AmerisourceBergen Corporation, 1300 Morris Drive, Chesterbrook, PA 19087. AmerisourceBergen's Secretary will determine, in her good faith judgment, which communications will be relayed to the Lead Independent Director and other non-management directors.

How are directors compensated?

The following table summarizes the total compensation earned by directors who were not employees of AmerisourceBergen during fiscal year 2015. Directors who are employees of AmerisourceBergen receive no compensation for their service as directors or as members of Board committees.

Non-Employee Director Compensation at 2015 Fiscal Year End

Name	Retainer/ Fees Earned or Paid in Cash (1)	Stock Awards (2)	Option Awards (3)	All Other Compensation (4)	Total
Ornella Barra(5)	—	—	—	—	—

Douglas R. Conant	$100,000	$125,000	—	—	$225,000

D. Mark Durcan(6)	$6,250	—	—	—	$6,250

Richard W. Gochnauer	$105,000	$125,000	—	$9,497	$239,497

Richard C. Gozon	$150,000	$175,000	—	$25,418	$350,418

Lon R. Greenberg	$100,000	$125,000	—	—	$225,000

Edward E. Hagenlocker(7)	$55,000	—	—	$8,780	$63,780

Jane E. Henney, M.D.	$110,000	$125,000	—	$21,461	$256,461

Kathleen W. Hyle	$120,000	$125,000	—	$9,497	$254,497

Michael J. Long	$115,000	$125,000	—	$9,497	$249,497

Henry W. McGee	$100,000	$125,000	—	$4,945	$229,945

Gregory D. Wasson(8)	—	—	—	—	—

(1)
These amounts include amounts earned for service as Committee Chairs and amounts deferred into our deferred compensation plan. In fiscal year 2015, Mr. Conant and Mr. Long received 717 and 1,156 shares of common stock, respectively, in lieu of the retainer.

(2)
As of September 30, 2015, each of the non-employee directors held the following shares of outstanding restricted stock and restricted stock units: Ms. Barra—0; Mr. Conant—5,672; Mr. Durcan—0; Mr. Gochnauer—5,672; Mr. Gozon—7,942; Mr. Greenberg—3,024; Mr. Hagenlocker—4,466; Dr. Henney—5,672; Ms. Hyle—5,672; Mr. Long—5,672; Mr. McGee—9,023; and Mr. Wasson—0.

  The amounts reported represent the grant date fair value for equity awards shown in accordance with Accounting Standards Codification 718, disregarding the estimate of forfeitures related to service-based vesting conditions. There were no forfeitures by the directors in fiscal year 2015. See Note 10 to the consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2015 for assumptions used to estimate the fair values of restricted stock units granted during fiscal year 2015.

(3)
No stock options were granted to directors in fiscal year 2015. As of September 30, 2015, the non-employee directors held outstanding stock options as follows: Ms. Barra—0; Mr. Conant—0; Mr. Durcan—0; Mr. Gochnauer—52,541; Mr. Gozon—96,013; Mr. Greenberg—0; Mr. Hagenlocker—14,341; Dr. Henney—3,528; Ms. Hyle—19,932; Mr. Long—0; Mr. McGee—10,585; and Mr. Wasson—0.

(4)
These amounts represent the dividends accrued and paid on restricted stock and restricted stock units that vested in fiscal year 2015. In addition, the amount shown for Mr. Gozon also includes the value of prescription drug benefits provided to Mr. Gozon and his spouse during fiscal year 2015.

(5)
Ms. Barra waived her right to receive compensation as a non-employee director. Consequently, our Board has waived the stock ownership requirements for Ms. Barra.

(6)
D. Mark Durcan was elected to the Board on September 8, 2015.

(7)
Mr. Hagenlocker retired from our Board on March 5, 2015.

(8)
Mr. Wasson resigned from our Board on January 9, 2015 in connection with his retirement from Walgreen Co. Mr. Wasson waived his right to receive compensation as a non-employee director.

Director Fees.    Our director compensation program provides for an annual cash retainer plus an annual equity award of restricted stock units. Consistent with our overall compensation philosophy, the compensation program for non-employee directors provides total direct compensation (cash retainer and equity award) in the 50th percentile of our peer group. (See page 33 for a description of our peer group.)

Compensation Element	2015 Compensation Program
Annual Retainer	$100,000 Non-Employee Director $150,000 Chairman of the Board

Annual Equity Award	$125,000 Non-Employee Director $175,000 Chairman of the Board

Chair Fee	$20,000 Audit and Corporate Responsibility $15,000 Compensation and Succession Planning $10,000 Finance Committee $10,000 Governance and Nominating Committee

Annual Retainers.    A director may elect to have the annual retainer paid in cash, common stock or restricted stock units or credited to a deferred compensation account. Payment of annual retainers in cash will be made in equal quarterly installments in advance. The Board will make a determination in March 2016 regarding compensation for the Lead Independent Director.

Annual Equity Awards.    On March 5, 2015, each of the non-employee directors (other than Ms. Barra, who waived compensation, and Mr. Durcan, who joined the Board on September 8, 2015) received an annual grant of restricted stock units. The vesting period for these awards is three years from the date of grant, subject to continued service on the Board or following retirement by a director aged 62 with five years of continuous service on the Board or aged 55 with 15 years of continuous service on the Board. These grants were made under the AmerisourceBergen Corporation Omnibus Incentive Plan. A director may defer settlement of shares payable with respect to restricted stock units as described below.

Deferral and Other Arrangements.    Directors have the option to defer all or any part of the annual retainer and to credit the deferred amount to an account under the AmerisourceBergen Corporation Deferred Compensation Plan. Payment of deferred amounts will be made or begin on the first day of the month after the non-employee director ceases to serve as a director. A director may elect to receive the deferred benefit (i) over annual periods ranging from three to fifteen years and payable in quarterly installments or (ii) in a single distribution. We pay all costs and expenses incurred in the administration of the Deferred Compensation Plan. Directors also have the option to forego 50% or more of their annual cash retainers and receive either common stock or restricted stock units covering shares having a fair market value on the quarterly grant date equal to the amount of the foregone compensation. In addition, directors may defer settlement of any shares payable with respect to any restricted stock units (and any dividend equivalents) received either in lieu of the annual retainer or as the annual equity award to a later date. We also provide our directors with a prescription drug benefit and reimburse them for the cost of education programs, transportation, food and lodging in connection with their service as directors.

Stock Ownership Guidelines.    We require our non-employee directors to own shares of our common stock to align their interests with those of the stockholders and to provide an incentive to foster our long-term success. From and after the fifth year following their Board election, non-employee directors must own stock equal in value to at least five times the annual retainer. We may take unusual market conditions into consideration when assessing compliance.

 CODES OF ETHICS

Has AmerisourceBergen adopted a code of ethics and business conduct that applies to directors, officers and employees?

The Board of Directors adopted our Code of Ethics and Business Conduct in May 2004. We review and revise the Code of Ethics and Business Conduct from time to time, most recently in January 2013. It applies to directors and employees, including officers, and is intended to comply with the requirements of Section 303A.10 of the NYSE Listed Company Manual.

Any waivers of the application of the Code of Ethics and Business Conduct to directors or executive officers must be approved by either the Board of Directors or the Audit and Corporate Responsibility Committee. We will disclose any such waiver or amendment of the Code of Ethics and Business Conduct promptly on our website.

Has AmerisourceBergen adopted a code of ethics for the principal executive officer and principal financial and accounting officers of AmerisourceBergen as required by SEC regulations?

We have adopted our Code of Ethics for Designated Senior Officers in accordance with Item 406 of the SEC's Regulation S-K. It applies to our President and Chief Executive Officer, Executive Vice President and Chief Financial Officer and Senior Vice President and Corporate Controller. Any waiver or amendment of the Code of Ethics for Designated Senior Officers will be disclosed promptly on our website.

Where can stockholders obtain copies of the codes of ethics?

We have posted both the Code of Ethics and Business Conduct and the Code of Ethics for Designated Senior Officers under the Investors section of our Internet website at www.amerisourcebergen.com. A copy of the Code of Ethics for Designated Senior Officers has also been filed with the SEC as an exhibit to our annual reports filed under the Securities Exchange Act of 1934, as amended.

CORPORATE GOVERNANCE

What is our leadership structure?

Our employees conduct our business under the direction of our President and Chief Executive Officer and with the independent oversight of our Board. To enhance its oversight function, our Board is composed of directors who are not employed by us, with the exception of Mr. Collis.

Our Board provides guidance and critical review of our governance, strategic initiatives, talent management and risk management processes. Our Board ensures that we have an effective management team in place to run our business and serves to protect and advance the long-term interests of our stockholders. The role of our senior executives is to develop and implement a strategic business plan for AmerisourceBergen and to grow our business.

We have strong independent committee leadership on our Board. Our audit, compensation and governance committees are each headed by an independent director and comprised entirely of independent directors. We also provide ample opportunity for our directors to meet in executive session. Our non-employee directors meet in executive session without management present at each in-person Board and Committee meeting.

In 2016, Mr. Gozon, who has served as Chairman of the Board since 2006, will be retiring at the end of his current term after 22 years of dedicated service to AmerisourceBergen and its predecessor companies. In preparation for this transition, our Board engaged in an in-depth review of our governance structure, including the suitability of that structure in light of the competitive and business environment that AmerisourceBergen currently faces.

Following that review, the Board determined that naming Steven H. Collis as Chairman of the Board and naming Dr. Henney as Lead Independent Director is the governance structure best suited to enable our Board and management to carry out their responsibilities to our stockholders and promote the growth of AmerisourceBergen.

Why have we named Mr. Collis as Chairman elect and Dr. Henney as Lead Independent Director elect?

We believe that the new leadership structure is in the best interests of AmerisourceBergen and its stockholders. It will ensure a smooth transition in Board leadership after Mr. Gozon's 10-year tenure as Chairman. It will also foster innovative, responsive and strong leadership for the company as a whole. Our Board determined that the election of an executive Chairman must be accompanied by the election of a strong Lead Independent Director with a clearly defined and dynamic leadership role in the governance of the Board. We believe the structure promotes, through the clearly articulated roles and responsibilities of the Lead Independent Director and Board committees, the objective and effective oversight of management.

Although we have had a non-executive Chairman in the past, our bylaws give the Board full discretion to determine how best to structure the Board leadership. Our bylaws with respect to the selection of the Chairman have remained unchanged since AmerisourceBergen was formed as a public company in 2001. The Board retains the flexibility to determine the appropriate leadership structure for AmerisourceBergen from time to time, including whether to appoint an executive Chairman, in light of the relevant facts, circumstances and business environment then existing.

In considering the appropriate leadership structure for AmerisourceBergen, the Board considered often-cited arguments for and against an executive Chairman and reviewed recommended best practices for corporate governance, current practices of AmerisourceBergen's peer companies and the S&P 500, and academic papers examining the financial performance of companies with the executive Chairman model and the independent Chairman model.

We believe that the new leadership structure is in the best interests of AmerisourceBergen and our stockholders at this time. It is consistent with the current practices of many other Fortune 100 and S&P 500 companies, including our largest national competitors. The new leadership structure provides strategically innovative and unified direction by the Chairman and Chief Executive Officer, counterbalanced by independent Board leadership clearly delineated in the authority and responsibilities of the Lead Independent Director and independent Board committees set out in our corporate governance principles and committee charters.

Given the rapidly changing industry, intensifying competition and increasing globalization, our Board believes Mr. Collis has demonstrated outstanding and innovative leadership during his tenure as Chief Executive Officer, growing existing businesses, expanding into new markets and achieving outstanding financial results. Serving as both Chairman and Chief Executive Officer will enable Mr. Collis to effectively and efficiently execute our strategic initiatives, and to respond to challenges and changes in both U.S. and international markets. Mr. Collis will not receive any additional compensation as a result of assuming the role of executive Chairman.

In our Board's view, Dr. Henney possesses the characteristics and qualities necessary to fulfill the Lead Independent Director's important role of guiding and facilitating the non-employee directors' participation in the governance of AmerisourceBergen. In addition to her extensive knowledge of the healthcare industry and regulatory environment, Dr. Henney has a thorough understanding of the Board's oversight role and leading corporate governance practices. Dr. Henney is a highly respected member of the Board, who diligently and thoughtfully performs the many duties tasked to the Governance and Nominating Committee. As Lead Independent Director, Dr. Henney will provide assertive, independent leadership in the boardroom.

What are the responsibilities of the Chairman and the Lead Independent Director?

The Chairman's primary responsibility is to set the agenda for the Board and to facilitate communications among our directors and between the Board and senior management. As Chairman and Chief Executive Officer, Mr. Collis can ensure that the Board's agenda and discussions address strategic planning, as well as key business issues and risks that he encounters in daily operations. With his in-depth knowledge of AmerisourceBergen's history and diverse businesses and the healthcare distribution and services industry, Mr. Collis can facilitate the integration of directors who have recently joined the Board.

Our governance structure establishes a dynamic leadership role for the Lead Independent Director, which, together with independent Committee leadership, provides a meaningful counterbalance to the executive Chairman and maintains independent and effective oversight of management.

Key aspects of this structure include: if the Chairman is not an independent member of the Board, a majority of the independent directors shall elect a Lead Independent Director annually, subject to his or her continuing reelection and status as an independent director; the Lead Independent Director has clearly articulated and extensive authority and responsibilities in the Board's governance and functions; our Audit and Corporate Responsibility Committee, the Compensation and Succession Planning Committee and the Governance and Nominating Committee are each chaired by and comprised solely of independent directors; and our non-employee directors are encouraged to, and often do, have direct contact with our senior managers outside the presence of our executive officers.

The Lead Independent Director's authority and responsibilities set forth in our corporate governance principles correspond closely to those performed by Mr. Gozon during his tenure as independent Chairman. Our Lead Independent Director:

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  presides at all meetings of the Board at which the Chairman is not present;

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  calls, sets the agenda for and chairs executive sessions of the non-employee directors;

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  has authority to call a Board meeting and/or a meeting of non-employee directors;

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  approves Board meeting agendas and schedules to ensure that there is sufficient time for discussion of all agenda items;

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  meets one-on-one with the Chairman after each regularly scheduled Board meeting;

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  serves as a liaison between the Chairman and the non-employee directors;

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  serves on the Executive Committee;

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  advises the Chairs of the Board committees and assists them in the management of their workloads;

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  with the Chair of the Compensation and Succession Planning Committee, takes a leading role in succession planning for the Chief Executive Officer;

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  supports the Chair of the Governance and Nominating Committee in overseeing the annual self-assessment process for the Board and each committee, interviewing and recommending candidates for the Board, and recommending Board committee assignments;

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  is available for communication and consultation with major stockholders upon request on appropriate topics; and

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  performs such other functions and responsibilities as set forth in our corporate governance principles or as requested by the Board or the independent directors from time to time.

Our Board conducts annual evaluations, under the oversight of our Governance and Nominating Committee. The Compensation and Succession Planning Committee, in accordance with its charter, will annually review the performance of, and succession plan for, the Chief Executive Officer. These processes provide our Board with opportunities to examine and reassess the effectiveness of our leadership structure, including the performance of our Chairman and Lead Independent Director.

What are the standing Committees of the Board?

There are five standing committees of the Board: the Audit and Corporate Responsibility Committee, the Compensation and Succession Planning Committee, the Executive Committee, the Finance Committee and the Governance and Nominating Committee. The Board committees, with the exception of the Executive Committee and the Finance Committee, are required to be composed entirely of independent directors. Our Executive Committee, which is composed of our Chairman of the Board, the Lead Independent Director and the Chairs of

the other standing committees, has the authority to act between regularly scheduled meetings of the Board, subject to applicable law. The Chairman of the Board serves as the Chair of the Executive Committee. The Board believes that changing committee assignments from time to time strengthens our corporate governance practices and enhances each committee's objective review of management.

What orientation and educational opportunities does AmerisourceBergen provide for our Directors?

We provide our directors with comprehensive orientation and continuing education, which is overseen by the Governance and Nominating Committee. Director orientation familiarizes the directors with our business and strategic plans, significant financial, accounting and risk management issues, compliance programs and other controls, policies, principal officers and internal auditors, and our independent registered public accounting firm. The orientation also addresses Board procedures, our corporate governance principles and our Board committee charters. We offer continuing education programs and provide opportunities to attend commercial director education seminars to assist our directors in maintaining their expertise in areas related to the work of the Board and the directors' committee assignments. For example, some of our directors have completed executive education programs for directors as part of their continuing education. We provide our directors with full membership to the National Association of Corporate Directors to provide a forum for them to maintain their insight into leading governance practices and exchange ideas with peers. Dr. Henney in 2011 and 2012 and Ms. Hyle in 2015 were named to the "NACD Directorship 100", an annual honor sponsored by the National Association of Corporate Directors to recognize influential directors and others who impact corporate governance.

How is the Board's performance evaluated?

We have a comprehensive annual evaluation policy and process in place for the Board and each of its committees, which is led by the Chair of our Governance and Nominating Committee. As required by our corporate governance principles, the evaluation occurs annually in advance of the Board's November meeting. Either the Chair of our Governance and Nominating Committee or an independent, third-party governance expert interviews each director to obtain his or her assessment of the effectiveness of the Board and the Committees on which he or she serves, as well as director performance and Board dynamics. In 2015, the interview process was led by an independent third party with expertise in corporate governance. In advance of the interview, each member of a committee receives a questionnaire soliciting feedback regarding the committee's performance. During the interview, each member is asked to provide an assessment of the Board's and the relevant committee's performance. We also solicit suggestions for improving the Board's and the committee's performance, dynamics, time-management, and functioning, as well as proposed topics of focus for the Board and the committee in the upcoming year. The results of the individual interviews and assessments are aggregated in a report, which the Chair of the Governance and Nominating Committee presents to the full Board for review, discussion and determination of action items. The annual review in November by the Board of the corporate governance principles and by each committee of its charter is a further step in the evaluation process through which the directors consider leading corporate governance practices for the Board as a whole and identify new areas of focus for the different committees. The full Board reviews and discusses recommended revisions to the corporate governance principles and committee charters prior to voting on their approval.

Has AmerisourceBergen adopted corporate governance principles for the Board of Directors?

Our Board has adopted our corporate governance principles. Together with the charters of the Board committees, they provide the framework for the governance of AmerisourceBergen. Our corporate governance principles clearly delineate the authority and roles of the Chairman of the Board and the Lead Independent Director in the leadership of the Board, mandate the independence of the Chairs and all the members of our audit, compensation and governance committees, and affirm non-employee directors' access to managers and associates outside the presence of our executives. The corporate governance principles address a variety of governance issues in addition to the leadership structure, including those discussed under the headings Election of Directors, Additional Information about the Directors, the Board and the Board Committees, Codes of Ethics

and Stockholder Engagement. The Board reviews and updates the corporate governance principles and the committee charters from time to time to reflect leading corporate governance practices.

Where can stockholders find our corporate governance documents?

Our corporate governance principles and the charters of the Audit and Corporate Responsibility Committee, the Compensation and Succession Planning Committee, the Finance Committee and the Governance and Nominating Committee have been posted under the Investors section of our website at www.amerisourcebergen.com.

Do we have a majority vote standard for director elections and a director resignation policy?

Our bylaws and corporate governance principles provide for a majority vote standard for the election of directors. Under the majority vote standard, each director must be elected by a majority of the votes cast by the shares present in person or represented by proxy and entitled to vote. A "majority of the votes cast" means that the number of votes cast "for" a candidate for director must exceed the number of votes cast "against" that director. A plurality voting standard will apply instead of a majority voting standard if:

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  A stockholder has provided us with notice of a nominee for director in accordance with our bylaws; and

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  That nomination has not been withdrawn on or prior to the day next preceding the date the company first provides its notice of meeting for such meeting to stockholders.

Under Delaware law, if an incumbent nominee for director in an uncontested election does not receive the required votes for re-election, the director remains in office until a successor is elected and qualified. Our bylaws and corporate governance principles require each director nominee to tender an irrevocable resignation prior to the applicable meeting of stockholders and include post-election procedures in the event an incumbent director does not receive the required votes for re-election, as follows:

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  The Governance and Nominating Committee shall make a recommendation to the Board as to whether to accept the previously tendered resignation of the director;

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  The Board will act on the Governance and Nominating Committee's recommendation; and

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  The Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation.

Has the Board determined which of the directors are independent?

The Board has determined that, except for Ms. Barra and Mr. Collis, all of the directors are independent. Our corporate governance principles require us to maintain a minimum of 70% independent directors on our Board. If the ten director nominees are elected at the 2016 Annual Meeting of Stockholders, eight out of ten directors then serving will be independent.

The Board has adopted guidelines in our corporate governance principles to assist it in making independence determinations, which meet or exceed the independence requirements set forth in the NYSE listing standards. These guidelines are contained in Section 5 of our corporate governance principles. For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with AmerisourceBergen.

With the assistance of legal counsel, our Board reviewed the applicable legal standards for director and Board committee member independence. In undertaking its review, the Board considered that some of our directors serve on the board of directors or as executive officers of companies for which we perform (or may seek to perform) drug distribution and other services in the ordinary course of business. As a result of this review, the Board has determined that each of the following directors is independent: Douglas R. Conant, D. Mark Durcan, Richard W. Gochnauer, Lon R. Greenberg, Jane E. Henney, M.D., Kathleen W. Hyle, Michael J. Long and Henry W. McGee.

Our Board has also determined that each of the members of our Audit and Corporate Responsibility Committee, Compensation and Succession Planning Committee and Governance Committee are independent, in accordance with the independence requirements set forth in their charters and, as applicable, SEC rules and NYSE listing standards. None of the members of these committees receive any consulting or advisory fee from us other than compensation as non-employee directors.

How does the Board oversee our risk management process?

The Board executes its oversight responsibility for risk management directly and through its committees, as follows:

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  Our Audit and Corporate Responsibility Committee, or Audit Committee, has primary responsibility for monitoring our internal audit, corporate, financial and regulatory risk assessment and risk management processes and overseeing our system of internal controls and financial reporting. The Audit Committee discusses specific risk areas throughout the year, including those that may arise in various business units and the measures taken by management to monitor and limit risk. In addition, the Audit Committee oversees the development and implementation of our enterprise risk management program.

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  The Audit Committee receives regular reports throughout the year on matters related to risk management. At each regularly scheduled meeting, the Audit Committee receives reports from our (i) external auditor on the status of audit activities and findings; and (ii) chief audit executive (who reports directly to the Audit Committee) on the status of the internal audit plan, audit results and any corrective action taken in response to audit findings.

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  We have a Chief Compliance Officer who is in charge of our corporate compliance program and training and monitoring compliance with our Code of Ethics and Business Conduct. Our Chief Compliance Officer and Chief Compliance Counsel report directly to our Audit Committee on compliance matters. We also have an internal Compliance Committee composed of senior executives, including our Chief Compliance Officer and Chief Compliance Counsel, which administers our compliance program. Our Chief Compliance Officer and Chief Compliance Counsel provide reports to the Audit Committee throughout the year on the status of our compliance programs, calls to our hotline and any other material developments.

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  The Board's other committees oversee risks associated with their respective areas of responsibility. For example, the Compensation and Succession Planning Committee assesses risks associated with our compensation policies and programs for executives as well as employees generally. Our Finance Committee discusses risks relating to our capital structure, financing activities, dividend and tax policy and share repurchase activities.

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  Each Board committee reports to the Board at every regular Board meeting on the topics discussed and actions taken at the most recent committee meeting. The Board discusses the risks and exposures, if any, involved in the matters or recommendations of the committees, as necessary.

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  The Board considers specific risk topics throughout the year, including risks associated with our business plan, operational efficiency, strategic objectives, government regulation, investment opportunities, physical facilities, information technology infrastructure and capital structure, among many others. Each fiscal quarter, our Chief Financial Officer reports to the Board on AmerisourceBergen's financial performance and discusses how actual performance compares to our business plan. Our corporate officers and the leaders of our principal business units report regularly to the Board about the risks and exposures related to their areas of responsibility. The Board is informed about and regularly discusses our risk profile, including legal, regulatory and operational risks to our business.

Has management conducted a risk assessment of AmerisourceBergen's employee compensation policies and practices?

We have conducted an internal risk assessment of our employee compensation policies and practices, including those relating to our executives. We have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on AmerisourceBergen. We have reviewed our risk analysis with the Compensation and Succession Planning Committee. The risk assessment process included, among other things, a review of all key incentive compensation plans to ensure that they are aligned with our pay-for-performance philosophy and include performance metrics that support corporate goals. The objective of the process was to identify any compensation plans and practices that may encourage employees to take unnecessary risks that could threaten the company. No such plans or practices were identified. Moreover, various factors mitigate the risk profile of our compensation programs, including, among others:

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  Performance targets under our cash incentive programs are tied to a number of different financial metrics so employees will not place undue emphasis on any particular metric at the expense of other aspects of our business;

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  Maximum caps on payouts have been established for our annual cash incentive programs, including under our cash bonus plan used for senior management;

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  Equity awards under our performance plan for senior executives have maximum caps and are forfeited entirely if the threshold performance metrics are not achieved;

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  The performance plan ties 40% of a senior executive's annual equity award to financial performance metrics achieved over a three-year period to ensure that our senior executives are accountable for long-term measures of success;

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  The remaining 60% of a senior executive's annual equity award (in stock options and restricted stock units) vests over a number of years to encourage senior executives to focus on long-term growth and creating value for stockholders;

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  Stock ownership requirements align the interests of our senior management with those of our stockholders;

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  We have effective management processes for developing annual business plans and a strong system of internal financial controls; and

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  A broad-based group of functions, including human resources, finance and legal, oversees aspects of our cash and equity incentive programs.

STOCKHOLDER ENGAGEMENT

What efforts has AmerisourceBergen made to engage with stockholders?

We value open communications with our stockholders. The goal of our engagement and outreach efforts is to ensure that we work collaboratively to educate our investors about our business and governance practices as well as to identify issues of importance to our stockholders and our business. Our investor relations team regularly shares with our Board and senior executives the feedback that they have received from our stockholders.

On an ongoing basis, we communicate with the investment community and stockholders about AmerisourceBergen's financial performance, operations and strategic developments through the following:

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  Quarterly earnings releases and quarterly earnings release conference calls and webcasts;

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  Regular reports filed with the SEC, including annual and quarterly reports;

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  Conference calls and webcasts related to specific developments; and

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  Our annual stockholders meeting.

Specifically, in 2015 we communicated with several of our largest stockholders through conference calls and in-person meetings in order to seek their input on a variety of topics, including Board structure, a stockholder proposal to permit action by written consent, and proxy access for director nominations.

The Board of Directors also recently outlined in our corporate governance principles the procedures through which stockholders may seek direct engagement with Board members. While management, through our President and Chief Executive Officer and our investor relations team, ordinarily engages with stockholders, the Chairman of the Board, in consultation with the Lead Independent Director, will review and consider, on a case-by-case basis, stockholder requests for meetings with the Board of Directors related to key areas of Board oversight and determine whether such meetings would be appropriate and beneficial. Stockholders may communicate their views directly to the Board by writing to Kathy H. Gaddes, Secretary, AmerisourceBergen Corporation, 1300 Morris Drive, Chesterbrook, Pennsylvania 19087.

STOCKHOLDER RECOMMENDATIONS FOR DIRECTOR NOMINEES

What process should a stockholder follow to propose nominees for consideration by the Governance and Nominating Committee?

The advance notice provision for nomination of directors in our bylaws allows a stockholder to propose nominees for consideration by the Governance and Nominating Committee by submitting specified information concerning itself and the proposed nominee, including the name, appropriate biographical information about and qualifications of the proposed nominee. This and other information required under the advance notice provision must be provided to us in writing to: Kathy H. Gaddes, Secretary, AmerisourceBergen Corporation, 1300 Morris Drive, Chesterbrook, Pennsylvania 19087 no earlier than November 3, 2016 and no later than December 3, 2016.

The proxy access provision in our bylaws allows an eligible stockholder or group of no more than 20 eligible stockholders that has maintained continuous ownership of 3% or more of our common stock for at least three years to include in our proxy materials for an annual meeting of stockholders a number of director nominees up to the greater of two or 20% of the directors then in office. Loaned stock that can be recalled within three days may count towards an eligible stockholder's 3% beneficial ownership requirement, which must be maintained at least until the annual meeting at which the proponent's nominee will be considered. Proxy access nominees who do not receive at least a 25% vote in favor of election will be ineligible as a nominee for the following two years. Provisions in the Shareholders Agreement with Walgreens Boots Alliance would not permit Walgreens Boots Alliance to use proxy access. If any stockholder proposes a director nominee under our advance notice provision, we are not required to include any proxy access nominee in our proxy statement for the annual meeting. Information required under the proxy access provision must be provided to us in writing to: Kathy H. Gaddes, Secretary, AmerisourceBergen Corporation, 1300 Morris Drive, Chesterbrook, Pennsylvania 19087 no earlier than August 25, 2016 and no later than September 24, 2016. In considering any nominee proposed by a stockholder in accordance with the requirements set forth in our bylaws, the Governance and Nominating Committee will reach a conclusion based on the nominee evaluation criteria described above. After full consideration, the stockholder proponent will be notified of the decision of the committee.

AUDIT MATTERS

Audit Committee Financial Expert

The Board of Directors has determined that Ms. Hyle is an "audit committee financial expert" as defined in Item 407(d)(5) of Regulation S-K. Ms. Hyle serves as Chair of the Audit and Corporate Responsibility Committee.

Report of the Audit and Corporate Responsibility Committee

The Audit and Corporate Responsibility Committee consists of the four directors named below. All of the committee members are independent (as independence is defined in Section 303A of the NYSE Listed Company Manual and our corporate governance principles) and all of the members are financially literate.

The committee reviewed and discussed with AmerisourceBergen's management and its independent registered public accounting firm the audited financial statements contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2015 and our internal control over financial reporting. AmerisourceBergen's management has the primary responsibility for the company's financial statements and its financial reporting and control processes and procedures, including its internal control over financial reporting and its disclosure controls and procedures. AmerisourceBergen's management has represented to the Audit and Corporate Responsibility Committee that the financial statements contained in our Annual Report on Form 10-K for fiscal year 2015 were prepared in accordance with U.S. generally accepted accounting principles and that our internal control over financial reporting was effective as of September 30, 2015 (based on the criteria set forth in the 2013 Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission).

The committee discussed with the company's independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of the audited financial statements with U.S. generally accepted accounting principles, the firm's judgments as to the quality, not just the acceptability, of the company's accounting principles, the reasonableness of significant judgments reflected in the financial statements and the clarity of disclosures in the financial statements as well as such other matters as are required to be discussed with the committee under the standards of the Public Company Accounting Oversight Board (United States).

The committee discussed with the company's independent registered public accounting firm the matters required to be discussed by the PCAOB Auditing Standard No. 16, "Communication with Audit Committees." In addition, the committee discussed with the independent registered public accounting firm the firm's independence from the company and its management, including the matters in the written disclosures and letter that were received by the committee from the independent registered public accounting firm as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the committee concerning independence. The committee also discussed with the company's independent registered public accounting firm, the firm's audit of the effectiveness of the company's internal control over financial reporting as of September 30, 2015.

Based on the reviews and discussions referred to above, the Audit and Corporate Responsibility Committee recommended to the Board of Directors that the audited financial statements be included in AmerisourceBergen's Annual Report on Form 10-K for fiscal year 2015.

AUDIT AND CORPORATE RESPONSIBILITY COMMITTEE
Kathleen W. Hyle, Chair D. Mark Durcan Lon R. Greenberg Michael J. Long

Policy for Pre-Approval of Audit and Non-Audit Services

The Audit and Corporate Responsibility Committee's policy is to pre-approve all audit services and all non-audit services that the company's independent registered public accounting firm is permitted to perform for the company under applicable federal securities regulations. As permitted by the applicable regulations, the committee's policy utilizes a combination of specific pre-approval on a case-by-case basis of individual engagements of the independent registered public accounting firm and general pre-approval of certain categories of engagements up to predetermined dollar thresholds that are reviewed annually by the committee. Specific pre-approval is mandatory for the annual financial statement audit engagement, among others.

Independent Registered Public Accounting Firm's Fees

During the fiscal years ended September 30, 2015 and 2014, Ernst & Young LLP, AmerisourceBergen's independent registered public accounting firm, billed the company the fees set forth below in connection with services rendered by the independent registered public accounting firm to the company:

Fee Category	Fiscal Year 2015	Fiscal Year 2014
Audit Fees	$7,367,800	$6,082,835

Audit-Related Fees	252,500	1,136,427

Tax Fees	2,131,500	1,665,557

All Other Fees	1,995	1,995

TOTAL	$9,753,795	$8,886,814

Audit fees consisted of fees for the audit of AmerisourceBergen's annual financial statements, consultation concerning financial accounting and reporting standards and consultation concerning matters relating to Section 404 of the Sarbanes-Oxley Act of 2002, review of quarterly financial statements as well as services normally provided in connection with statutory and regulatory filings or engagements, comfort letters, consents and assistance with and review of company documents filed with the SEC. Audit fees also included fees for the audit of the effectiveness of the company's internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-related fees consisted of fees for assurance and related services, including employee benefit plan audits and due diligence related to acquisitions.

Tax fees consisted of fees for services related to tax compliance, tax advice and tax planning services.

Other fees consisted of subscription fees for Internet-based professional literature.

Our Audit and Corporate Responsibility Committee reviewed and approved all fees charged by Ernst & Young LLP in accordance with the policy described above and monitored the relationship between audit and permissible non-audit services provided. The policy is intended to ensure that the fees earned by Ernst & Young LLP are consistent with the maintenance of the independent registered public accounting firm's independence in the conduct of its auditing functions.

RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS
AMERISOURCEBERGEN'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR FISCAL YEAR 2016
(Item 2 on the Proxy Card)

What am I voting on?

You are voting on the ratification of the appointment of Ernst & Young LLP as AmerisourceBergen's independent registered public accounting firm for the fiscal year ending September 30, 2016. The Audit Committee of the Board of Directors has appointed Ernst & Young LLP to serve as our independent registered public accounting firm for fiscal year 2016. Although our governing documents do not require the submission of the appointment of AmerisourceBergen's independent registered public accounting firm to the stockholders for approval, the Board considers it desirable that the stockholders ratify the appointment of Ernst & Young LLP. Should the stockholders not ratify the appointment of Ernst & Young LLP as AmerisourceBergen's independent registered public accounting firm for the fiscal year ending September 30, 2016, the Audit Committee will investigate the reasons and will reconsider the appointment of Ernst & Young LLP.

What is the oversight relationship between the Audit Committee and our external auditor?

Under its charter, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of AmerisourceBergen's external auditor. To execute this responsibility, the Audit Committee engages in a comprehensive annual evaluation of the external auditor's qualifications, performance and independence. In accordance with SEC rules, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide service to AmerisourceBergen. For lead and concurring audit partners, the maximum number of consecutive years of service in that capacity is five years. The Audit Committee reviews the process that we and Ernst & Young LLP undertake to ensure the rotation of the audit partner responsible for reviewing the audit, and evaluates the qualifications and experience of the individual selected to serve as lead partner for our audit. Ernst & Young LLP has been retained as AmerisourceBergen's external auditor since 2001. The members of the Audit Committee believe that the continued retention of Ernst & Young LLP to serve as our external auditor is in the best interests of AmerisourceBergen and its stockholders.

What services will the independent registered public accounting firm provide?

Audit services provided by Ernst & Young LLP for fiscal year 2016 will include examination of the consolidated financial statements of AmerisourceBergen and services related to periodic SEC filings. Audit services for fiscal year 2016 also will include the audit of the effectiveness of our internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002. Additionally, Ernst & Young LLP may provide audit-related, tax and other services comparable in nature to the services performed in fiscal years 2014 and 2015, as described under the heading Independent Registered Public Accounting Firm's Fees.

Will representatives of the independent registered public accounting firm be present at the 2016 Annual Meeting of Stockholders?

Representatives of Ernst & Young LLP are expected to be present at the 2016 Annual Meeting of Stockholders. Such representatives will have an opportunity to make a statement and will be available to respond to appropriate questions.

How does the Board of Directors recommend that I vote?

We recommend that you vote For the ratification of the appointment of Ernst & Young LLP as AmerisourceBergen's independent registered public accounting firm for fiscal year 2016.

COMPENSATION COMMITTEE MATTERS

General

Our Compensation and Succession Planning Committee, or the Committee, is composed of independent directors. The Committee is responsible for the design of our executive compensation program and review of succession planning. The Committee reviews and approves the compensation of our executives, including our named executive officers. The Committee also oversees our employee pension, long-term incentive and savings, health and welfare plans. The Committee has delegated the administration of our pension and benefit plans to an internal benefits committee, composed of senior finance, human resources and legal executives. The internal benefits committee oversees the management of our pension plan assets, the selection of investment options under our savings plans and the performance of the investment advisers and plan administrators.

Processes and Procedures

Meetings.    The Committee met 4 times in fiscal year 2015. The Chairman, in consultation with the other Committee members and management, prepares agendas that address an annual calendar of topics and other matters. The Committee meets without management present, whenever necessary, to discuss matters it deems appropriate.

Role of External Compensation Consultant.    The Committee has sole authority to retain and terminate any consultant or other external advisor, and to approve the fees and other terms of engagement for such consultant or advisor. Each year, the Committee evaluates the qualifications, performance, independence and potential for conflicts of interest of its compensation consultant and any other external advisors to the

Committee. This evaluation takes place at the beginning of the fiscal year in the case of an ongoing engagement or prior to the selection of a new consultant or advisor.

Pearl Meyer & Partners serves as the Committee's compensation consultant. The Committee has determined that Pearl Meyer is independent, and has not had any economic interests or other relationship with AmerisourceBergen or the Committee members that would conflict with its obligation to provide the Committee with impartial and objective advice. Pearl Meyer did not provide any services to management in fiscal year 2015.

The Committee's compensation consultant advises the Committee on all aspects of executive compensation, including comparative data, competitive positioning of executive pay, plan design, long-term incentive pay practices and market trends. As directed by the Committee, the consultant prepares analyses and recommendations relating to the compensation for our executive officers, including pay recommendations for our CEO. Representatives of Pearl Meyer attended Committee meetings and met privately from time to time with the Committee and individual Committee members to plan for Committee meetings and discuss executive compensation matters.

Role of Management.    Mr. Collis gives the Committee a performance assessment and pay recommendation for senior management, including each of the other named executive officers. Management, in consultation with the Committee's compensation consultant, may also make recommendations on matters of compensation philosophy and plan design. Executives may attend the Committee meetings, but they are not present when the Committee meets in executive session and they do not make recommendations regarding their own pay.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

AmerisourceBergen Corporation is one of the largest global pharmaceutical sourcing and distribution services companies, helping both healthcare providers and pharmaceutical and biotech manufacturers improve patient access to products and enhance patient care. The purpose of our executive compensation program is to attract, motivate and retain the individuals who lead our company and align their interests with the long-term interests of our stockholders.

Our fiscal year 2015 named executive officers were:

Steven H. Collis	President and Chief Executive Officer
Tim G. Guttman	Executive Vice President and Chief Financial Officer
John G. Chou	Executive Vice President and General Counsel
James D. Frary	Executive Vice President and President, AmerisourceBergen Specialty Group (ABSG)
David W. Neu	Executive Vice President, Retail Strategy and President, Good Neighbor Pharmacy

We seek to pay our executives fairly and competitively and to link pay with performance. The main elements of our compensation program are base salary, short term incentive (STI) in the form of annual cash bonus and long-term equity incentive awards (LTI). We emphasize compensation opportunities that reward our executives when they deliver targeted financial results. A significant portion of our executives' compensation is equity-based. In fiscal year 2015, incentive compensation (annual cash bonus and equity incentive awards) accounted for approximately 89% of Mr. Collis's total direct compensation opportunity (base salary, annual cash bonus and equity incentive awards) and approximately 80% of the average total direct compensation opportunity of the other named executive officers.

2015 Say-On-Pay Vote

In March 2015, our stockholders overwhelmingly approved the compensation of our named executive officers, with approximately 92% of stockholder votes cast in favor of our 2015 say-on-pay resolution. As a result, we continued to emphasize our pay for performance culture and did not make significant changes to our pay program in 2015. The Committee reviewed and updated our executive compensation peer group. The Committee continued to align the transition of pay opportunities for our executives with our compensation philosophy. The Committee also approved performance metrics for incentive pay that were designed to correlate with our operational success and reflect measures of performance that drive returns for our stockholders.

Fiscal Year 2015 Compensation Practices and Policies

We believe our executive pay is reasonable and provides appropriate incentives to our executives to achieve our financial and strategic goals without encouraging them to take excessive risks in their business decisions. We regularly evaluate the major risks to our business, including how risks taken by management could impact the value of executive compensation. To this end, we note the following regarding our compensation practices:

Key Features of Our Executive Compensation Program—Linking Pay with Performance and Mitigating Risk
Best Practices	Use performance metrics to align pay with performance.
Cap annual cash bonus opportunity.
Cap payout under our performance share plan.
Require executives to own our stock and require the amount of their stock ownership to increase with their level of responsibility.
Require our CEO to own stock equal in value to six times his salary.
Apply clawback obligations to annual cash bonus and equity awards for executives.
Regularly review the Committee charter to ensure best practices and priorities.
Engage an independent compensation consultant that reports to the Committee and that provides no other services to AmerisourceBergen.
Consider a peer group in establishing CEO and CFO compensation.
Prohibit short sales, hedging or pledging of our stock by our executive officers and directors.
Forfeit awards upon violation of restrictive covenants.
Require double-trigger for change in control payments.
Consider burn rate in equity grant decisions.
Manage use of equity incentive plan conservatively.

Practices We	Establish or allow compensation practices that encourage excessively risky business decisions.
Do Not Engage	Provide payment for poor performance under our incentive plans.
In or Allow	Grant stock options with an exercise price lower than fair market value.
Backdate or retroactively grant options or restricted stock units.
Pay dividends on unearned and unvested performance shares.
Reprice stock options.
Provide tax gross-ups in the event of a change in control.

2015 Fiscal Year Business Highlights1: Strong Operational Performance

  ▪
  Adjusted diluted earnings per share (EPS) of $4.96 per share.

  ▪
  Revenue of $136.0 billion, representing a 13.7% increase over prior year revenue.

  ▪
  Adjusted gross profit of $4.0 billion, representing a 21.2% increase over prior year adjusted gross profit.

  ▪
  Adjusted operating income increased 22.0% over prior year adjusted operating income.

  ▪
  Free cash flow of $3.7 billion.

  ▪
  Returned a substantial amount of cash to our stockholders in fiscal year 2015 through $253.9 million in dividends, $300.8 million in stock repurchases under our regular share repurchase program, and $1,522.1 million in stock repurchases under our special share repurchase programs.

  ▪
  Invested in our future growth and strategy by acquiring MWI Veterinary Supply, Inc.

  ▪
  Total stockholder returns (TSR), including reinvestment of gross dividends, for the fiscal years ended September 30, 2015, 2014 and 2013 were 25.3%, 25.4%, and 59.4%, respectively. This compares to TSR of the S&P 500 Index of 0.7%, 18.8%, and 19.0% over the same periods.

1
See Appendix A for additional information regarding non-GAAP financial measures. For a comprehensive discussion of our GAAP financial results, please refer to our Annual Report on Form 10-K for the fiscal year ended September 30, 2015.

2015 Fiscal Year Executive Compensation Objectives and Actions

The Committee reviews and makes decisions about executive compensation, including the amount of base salary, cash bonus and long-term incentive awards paid to our named executive officers. The Committee takes into account our financial and business results, individual performance and competitive data. In light of these considerations, the Committee made the following executive compensation decisions in fiscal year 2015:

  ▪
  Continued the emphasis on the use of equity-based incentives so that the achievement of target pay for our executives correlates with strong performance for AmerisourceBergen and our stockholders.

  ▪
  Established fiscal year 2015 performance goals for our annual cash bonus plan, including target adjusted EPS of $4.49 per share, adjusted operating income of $1.7 billion, adjusted operating margin of 1.33% and free cash flow of $1.8 billion at the corporate level, consistent with our Board-approved business plan.

  ▪
  Set target incentive levels for fiscal year 2015 cash bonuses ranging from 100% to 135% of base salary for named executive officers.

  ▪
  Approved fiscal year 2015 cash bonus payouts that were paid at 152.3% of target for corporate-level metrics in the aggregate.

  ▪
  Granted annual equity incentive awards to our named executive officers after considering our compensation philosophy and the Committee's assessment of individual performance and expected future contributions. The grant value of each annual equity award was split among stock options (40%), restricted stock units (20%) and performance shares (40%).

  ▪
  Approved performance metrics of adjusted EPS and adjusted return on invested capital (ROIC) for the performance shares granted to our named executive officers in fiscal year 2015 (covering the three-year performance period ending September 30, 2017).

We believe that the fiscal year 2015 compensation of our named executive officers was aligned with AmerisourceBergen's fiscal year 2015 results and met our compensation objectives. Our compensation policies have enabled us to attract and retain talented and experienced executives. We believe that these policies have benefitted AmerisourceBergen over time and will position us for growth in future years.

Setting Executive Compensation

We consider market pay practices as a starting reference point when setting executive compensation. The Committee assesses whether our level of executive pay is appropriate when compared to industry and market standards. The Committee's independent compensation consultant assists the Committee in developing a peer group of companies to serve as the basis for comparing the pay of our CEO and CFO to the market. We conduct a detailed market review of executive pay to evaluate each element of pay and benefit competitiveness, review pay practices and compare performance against our peer group.

In fiscal year 2015, the Committee reviewed peer group proxy statement data and broader survey data for our CEO and CFO and published compensation survey data for our other executive officers. When assessing pay levels, the Committee also reviews the relative positioning of our executive officers with each other. In 2015, the Committee's consultant concluded that our overall competitive posture for executive pay remained similar to our positioning in the 2014 assessment of executive pay.

Our peer group is composed of companies with business models and operations comparable to our own, including our two largest direct competitors. The companies in our peer group are companies in our industry which we believe have a similar financial and operational profile. The companies chosen as peers have the following characteristics that led to their selection: revenue and market capitalization within a reasonable range of AmerisourceBergen; complex organizations; low market cap to revenue ratio; and thin profit margins. We believe our peer group reflects the type and complexity of business risks managed by our executives and that we compete with many of these companies for executive talent.

In fiscal year 2015, the Committee, in consultation with its independent compensation consultant, evaluated our peer group to ensure that some or all of our peer group companies were still appropriate. Following its review, the Committee removed two companies, Safeway and SUPERVALU, from our peer group and added three new companies to our peer group: Avnet, Inc., Express Scripts Holding Company and Henry Schein, Inc.

2015 Peer Group
Avnet, Inc.	FedEx Corporation	McKesson Corporation
Cardinal Health, Inc.	Henry Schein, Inc.	Sysco Corporation
Costco Wholesale Corporation	The Home Depot, Inc.	Target Corporation
CVS Health Corporation	Ingram Micro Inc.	United Parcel Service, Inc.
Express Scripts Holding Company	The Kroger Co.	Walgreens Boots Alliance, Inc.

Target Percentile Compensation Opportunity

Our compensation program targets executive pay relative to our peer group as follows:

Base Salary	Total Cash Compensation (Salary + Bonus)	Total Direct Compensation (Salary + Bonus + Long-Term Incentive)
35th percentile of peer group	50th percentile of peer group	50th percentile of peer group

We target total direct compensation opportunity in the 50th percentile relative to our peer group. We believe that targeting pay opportunities at the median of our peer group enables us to retain talented and experienced executives and is consistent with market leading practices.

Components of the Executive Compensation Program

Pay Element	Award Type	Purpose	Fixed v. Variable	Performance Measure
Base Salary	Cash	▪ Provide a regular stream of income and security	Fixed	The Committee takes into account job performance, scope of duties and responsibilities, expected future contributions, peer group and other market pay data.

Cash Bonus	Cash	▪ Motivate executives to improve financial performance year-over-year ▪ Reward executives who deliver targeted financial results	Variable	Actual payout based on company and individual performance.

Long-Term Incentives	Performance Shares, Restricted Stock Units and Stock Options	▪ Motivate executives to achieve superior business results over long-term ▪ Enhance alignment between management and stockholder interests ▪ Support stock ownership requirements	Variable	Actual value is determined by company performance over a three-year time frame and/or linked to stock price.

Base Salary

We target base salary in the 35th percentile for similar positions in our peer group. By positioning base salary below our peer median, we place greater emphasis on incentive compensation for our executive officers. In fiscal year 2015, Mr. Guttman's base salary was adjusted by 4.6% to align his pay with our compensation philosophy. Mr. Frary's base salary was increased by 9.4% in fiscal year 2015 to account for changes to his scope of responsibilities, primarily including the expansion of his role in fiscal year 2014 to manage the AmerisourceBergen Consulting Services (ABCS) operating segment. No adjustments were made to Mr. Collis's, Mr. Chou's or Mr. Neu's base salaries in fiscal year 2015.

FY2015 Cash Bonus Payout

The Committee approves the performance goals and incentive levels for each of our named executive officers, and assigns a relative weighting to each performance goal under our cash incentive plan. For each financial performance measure, there is a threshold and a target. Threshold refers to the minimum acceptable level of performance. Except for the operating margin financial measure, where we pay 50% at threshold, we generally do not pay a bonus on a particular financial measure if our performance is at or below the threshold. Target is the expected level of performance. Beginning fiscal year 2015, all cash incentive awards are issued to the executives pursuant to our Omnibus Incentive Plan.

Executives may receive an amount in excess of their target bonus (up to a maximum cap of an additional 100% of the target incentive) if we exceed target on the key performance metric established for them. Therefore, an individual's actual bonus consists of the amount determined for exceeding the thresholds and, if applicable, an amount (which we refer to as a "stretch" bonus) for exceeding target on the key performance metric established for them—adjusted EPS for Messrs. Collis, Guttman and Chou; adjusted ABSG consolidated operating income for Mr. Frary; and adjusted ABDC operating income for Mr. Neu. The stretch portion is calculated by increasing the earned bonus by an additional 5% for every 1% that actual performance exceeds target on the key performance metric. For example, if actual adjusted EPS exceeded target adjusted EPS by 1%, for executives with adjusted EPS as the key metric, the stretch portion would be calculated by multiplying earned bonus by 5%.

In November 2014, the Committee approved the following corporate performance measures for our fiscal year 2015 cash incentive plan:

Corporate Performance Metric	Threshold	Target (100% Payout)	Actual Performance
Adjusted EPS[1]	$4.04	$4.49	$4.96

Adjusted Operating Income	$1.5 billion	$1.7 billion	$1.9 billion

Adjusted Operating Margin	1.31%	1.33%	1.40%

Free Cash Flow	$1.5 billion	$1.8 billion	$3.7 billion

1
See Appendix A to this proxy statement for a reconciliation of diluted earnings per share as reported under U.S. GAAP to adjusted EPS.

The Committee chose adjusted EPS, adjusted operating income, adjusted operating margin and free cash flow as corporate-level goals because they are the key metrics used by management to set business goals and evaluate our financial results. In addition, we communicate our expectations about future business performance to investors by using an adjusted EPS range each fiscal year. We generally set adjusted EPS targets to reflect our long-term business goal of growing adjusted EPS in the mid-teens, while allowing for reasonable flexibility to set our annual targets based on the impact of industry trends, other market factors and special items from year to year. The Committee chose adjusted operating income and adjusted operating margin to encourage our executives to grow our company where possible. We use free cash flow as a corporate-level financial metric because the amount of free cash flow that we generate each year is essential for us to maintain appropriate working capital. Free cash flow is also an important consideration for our investors. We define free cash flow as cash flows from operations less capital expenditures. The targets for 2015 cash incentive plan financial performance measures were based on our Board-approved business plan for fiscal year 2015. AmerisourceBergen exceeded target on all corporate-level financial performance goals in fiscal year 2015. As a result, the bonus payout for corporate-level metrics was 152.3% of target incentive in the aggregate.

Target and actual fiscal year 2015 cash bonuses for our named executive officers were as follows:

		Target Incentive

Name	2015 Base Salary	Percent of Base Salary	Amount	Maximum Bonus Potential	Percentage Payout versus Target Incentive	Actual Bonus Payout
Steven H. Collis	$1,190,000	135%	$1,606,500	$3,213,000	152.3%	$2,447,342

Tim G. Guttman	$680,000	100%	$680,000	$1,360,000	152.3%	$1,035,912

John G. Chou	$600,000	100%	$600,000	$1,200,000	152.3%	$914,040

James D. Frary	$580,000	100%	$580,000	$1,160,000	167.7%	$972,660

David W. Neu	$630,000	100%	$630,000	$1,260,000	127.4%	$802,809

Our CEO, CFO and General Counsel's fiscal year 2015 cash bonuses were designed to reflect enterprise-wide performance. As a result, 80% of their bonus payments were dependent upon the achievement of corporate financial performance goals (with adjusted EPS and adjusted operating income each weighted at 25% and adjusted operating margin and free cash flow each weighted at 15% of the total target incentive). The remaining portion (20%) of their bonus payout was based on leadership goals related to the executive's area of responsibility (see chart below). The stretch portion of Mr. Collis, Mr. Guttman and Mr. Chou's bonus payments was based on adjusted EPS performance.

Mr. Frary is the executive in charge of ABSG. For Mr. Frary, a named executive officer leading a specific business unit, a substantial part of his bonus is tied to business unit performance, including operational metrics and leadership goals related to business unit initiatives. The Committee selects business unit performance goals that are designed to help us achieve our overall corporate performance goals (adjusted EPS, adjusted operating income, adjusted operating margin and free cash flow) for the fiscal year. Our ABCS and World Courier business units also report in to Mr. Frary, and their results were included in ABSG's consolidated results for purposes of calculating his fiscal year 2015 cash incentive.

Mr. Frary's fiscal year 2015 cash bonus was based 25% on adjusted EPS, 15% on adjusted operating margin, 40% on adjusted ABSG consolidated operating metrics (with weightings of 30% on ABSG operating income and 10% on ABSG pre-tax profit) and 20% on leadership goals related to ABSG's operations. We believe this mix appropriately links pay to Mr. Frary's operating responsibility while also aligning his goals with the broader organization. Mr. Frary's fiscal year 2015 stretch bonus opportunity is based on ABSG consolidated operating income. We chose ABSG consolidated operating income because it is the primary indicator of profitability for the business and emphasizes our drive toward efficiency in our operations. The pre-tax profit goal is intended to reinforce focus on market growth in specialty pharmaceutical distribution and related services, both domestically and internationally, in a capital efficient manner. Mr. Frary's goals were intended to be challenging and to provide an incentive for him to drive our operations to achieve our strategic objectives, which included increasing our international exposure and penetration in select global markets through complementary acquisitions and other commercial arrangements. Business unit operating goals also take into account our risk profile in various businesses and market dynamics. In fiscal year 2015, ABSG's consolidated results exceeded target on all performance goals. At least once in the last five fiscal years, ABSG has not achieved target on one or more of the cash incentive financial performance measures applicable to a named executive officer.

Mr. Neu is the executive in charge of ABDC's Good Neighbor Pharmacy (GNP) program. From October 1, 2014 until February 3, 2015, Mr. Neu served as the President of ABDC. Effective February 4, 2015, Mr. Neu accepted a new role as the leader of ABDC's GNP program. As a named executive officer who led a business unit and who currently leads a program integral to that business unit, a substantial part of Mr. Neu's bonus is tied to business unit performance, including operational metrics and leadership goals related to business initiatives.

Mr. Neu's fiscal year 2015 cash bonus was based 25% on adjusted EPS, 15% on adjusted operating margin, 40% on adjusted ABDC operating metrics (with weightings of 30% on ABDC operating income and 10% on ABDC pre-tax profit) and 20% on leadership goals related to the GNP program. Since both of Mr. Neu's fiscal year 2015 roles are critical to ABDC's success, Mr. Neu's financial metrics were not changed for fiscal year 2015 after his change in role. We believe this mix appropriately links pay to Mr. Neu's operating responsibility, while also aligning his goals with the broader organization. Mr. Neu's stretch bonus opportunity was based on the extent to which ABDC's fiscal year 2015 operating income performance exceeded target. We chose adjusted ABDC operating income as the key financial metric for incentive pay purposes to focus on the profitability of our core businesses and emphasize our drive toward efficiency in our operations. In fiscal year 2015, ABDC's results exceeded target on all performance goals. At least two times in the last five fiscal years, ABDC has not achieved target on one or more cash incentive financial performance measures applicable to a named executive officer.

Leadership goals were a component of the annual bonus plan for the named executive officers. The Committee used leadership goals to emphasize business and strategic priorities that were expected to significantly impact financial results and that were within an individual's area of responsibility. For example, a material regulatory violation or loss of an investment grade rating has the potential to undermine adjusted EPS growth. The fiscal year 2015 leadership goals for our named executive officers are set out below.

Named Executive Officer	Fiscal Year 2015 Leadership Goals
Steven H. Collis	▪ Oversee and update AmerisourceBergen's long-term strategic plan.
▪ Identify and evaluate global growth opportunities.
▪ Review succession plan for key business leads.

Tim G. Guttman	▪ Oversee and update AmerisourceBergen's long-term strategic plan.
▪ Develop an enterprise-wide talent plan for our Finance organization.
▪ Provide tax oversight of certain foreign subsidiaries.

John G. Chou	▪ Develop an enterprise-wide talent plan for our Legal organization.
▪ Streamline operations and increase organizational efficiency.
▪ Oversee compliance with regulatory requirements.

James D. Frary	▪ Identify and evaluate global growth opportunities.
▪ Increase the operating efficiency of ABSG.
▪ Develop and deploy strategies to increase the profitability of ABCS.

David W. Neu*	▪ Develop and enhance the GNP brand.
▪ Expand GNP service offerings.
▪ Facilitate the transition of responsibility and support the new ABDC President.

* Mr. Neu's leadership goals were adjusted to reflect his responsibility in his new position.

Looking Ahead: FY2016 Cash Bonus

In November 2015, the Committee approved performance measures for our fiscal year 2016 annual cash incentive plan. The fiscal year 2016 cash bonus will be paid out solely on the attainment of financial performance metrics: adjusted EPS, adjusted operating income, adjusted operating margin and free cash flow at the corporate level, and operating income and pre-tax profit at the business unit level. These targets are intended to be challenging and to provide an incentive to achieve the goals set out in our fiscal year 2016 business plan and the strategic and other priorities established by our long-range plan. Fiscal year 2016 target incentive levels for the named executive officers range from 100% to 150% of base salary, with the opportunity for each named executive officer to earn up to a maximum of 200% of their target incentive, if we exceed our financial performance goals.

Long-Term Incentive

We use equity awards to motivate our executives to achieve superior business results over the long term. Equity awards support our stock ownership requirements and further enhance the alignment between management and stockholder interests. The annual equity award for our executive officers is generally allocated 40% in the form of stock options, 20% in the form of restricted stock units and 40% in performance shares. This mix provides an incentive to achieve favorable long-term results at a reasonable cost to the company. Beginning in fiscal year 2015, long-term incentives are issued pursuant to our Omnibus Incentive Plan.

In fiscal year 2015, we awarded our named executive officers options to purchase 370,750 shares of our common stock, 29,778 restricted stock units of our common stock and 59,556 target performance shares. These awards represented approximately 17% of the total equity incentives granted to management and other employees in fiscal year 2015. We believe that it was appropriate to award approximately 17% of the annual equity incentives to our named executive officers because they are in the best position to drive our future results and implement our long-term business strategy. Equity incentives represented approximately 65% of Mr. Collis's total direct compensation and approximately 51%, on average, of the total direct compensation of the other named executive officers in fiscal year 2015.

In approving fiscal year 2015 long-term equity incentive awards, the Committee considered a number of factors:

  ▪
  Skills, experience and time in role and expected future contributions.    The value of equity awards depends in part on the scope of an executive's job responsibilities and the impact he or she can be expected to have on our future operating results.

  ▪
  Company performance.    The Committee reviews our prior year financial performance and the executives' leadership and focus on fostering our strategic initiatives.

  ▪
  Market alignment.    The Committee sets the target value of equity awards so that our executives will have a target long-term incentive in the range of the median of our peer group. The target values are informed by the Committee's review of the competitive positioning of each element of pay based on compensation data prepared by the external compensation consultant with reference to our peer group for our CEO and CFO and with reference to published market compensation data for the other named executive officers.

  ▪
  The emphasis placed on equity in the mix of total compensation.    The Committee believes that incentive compensation should constitute the majority of each executive's overall compensation package to provide incentives to meet our performance objectives and grow our stock price over time.

  ▪
  Average annual share use.    The Committee also takes into account the average annual share use for total equity incentives granted to employees so as to provide stock options, restricted stock units and performance shares to eligible employees at a reasonable rate and cost to AmerisourceBergen and its stockholders.

Equity awards are subject to vesting and clawback provisions, described in more detail below and in the sections following the Summary Compensation Table. When an executive retires, unvested equity awards will continue to vest according to their schedule and vested options will remain exercisable for the length of their original term (which is currently seven years). We believe these requirements support our goal of retaining executives and aligning individual performance with our long-term growth. The post-retirement provisions provide an additional incentive for executives, particularly those near retirement, to continue to focus on our long-term performance. Clawback provisions serve as a means to redress detrimental behavior by former employees.

Performance Share Awards

Our performance plan is designed to encourage our executives to focus on initiatives that promote the achievement of our long-term goals. Performance share awards are granted annually, and each performance award is based on a performance period covering three fiscal years.

Performance shares are subject to the attainment of performance goals approved by the Committee. Vesting (or payout of shares) is based on cumulative performance at the end of the applicable three-year performance cycle.

A participating executive has the opportunity to earn a payout between 0% and 150% of his or her target award. If threshold performance for a particular metric is not attained, the executive forfeits the right to receive any payout based on that metric. Threshold performance for each metric will result in a share payout equal to 50% of the target award. Target performance for each metric will result in a share payout equal to 100% of the target award. Attaining the maximum goal for each metric will result in a share payout equal to 150% of the target award.

Payout of FY13 - FY15 Performance Shares

In November 2015, the Committee approved the vesting and payment of the FY13 - FY15 performance shares at 150% of their target award level. The Committee's determination was based on AmerisourceBergen's achievement of a compound annual adjusted EPS growth rate of 17.2% and an average annual adjusted ROIC of 21.5%, for the three-year performance period ended September 30, 2015.

The FY13 - FY15 performance share awards were granted to our named executive officers in November 2012. In 2014, the Committee approved the use of non-GAAP metrics in these awards to reflect the change in our public reporting of operating performance and earnings guidance to investors using non-GAAP financial measures, including earnings per share, which occurred during the performance period covered by these awards. See our Current Report on Form 8-K filed with the SEC on January 9, 2014 providing reconciliation between certain GAAP measures and their most directly comparable non-GAAP measures for each of the four fiscal quarters ended September 30, 2013 and each of the five fiscal years ended September 30, 2013.

The award metrics for the FY13 - FY15 performance share awards were as follows:

			Threshold		Target		Maximum		Actual Performance

Metric	Weighting	Baseline	Goal	Payout Ratio	Goal	Payout Ratio	Goal	Payout Ratio
Compound Annual Adjusted EPS(1)	75%	$3.08	8%	50%	11%	100%	14%	150%	17.2%

Average Annual Adjusted ROIC(2)	25%	—	12%	50%	15%	100%	18%	150%	21.5%

(1)
See Appendix A to this proxy statement for a reconciliation of diluted earnings per share as reported under U.S. GAAP to adjusted EPS.

(2)
Adjusted ROIC, or return on invested capital, measures, as a percentage, AmerisourceBergen's average annual after tax adjusted operating income divided by invested capital over the three-year performance period.

Based on our performance, and the respective weighting of each performance metric, the number of shares earned for the FY13 - FY15 performance share awards was calculated as follows:

Metric	Percentage of Target Award Allocated		Performance Multiplier		Awards Earned
Adjusted EPS	75%	X	Performance-Determined Payout Ratio	=	Awards Earned Based on Adjusted EPS Performance

Adjusted ROIC	25%	X	Performance-Determined Payout Ratio	=	Awards Earned Based on Adjusted ROIC Performance

					Total Performance Share Awards Earned

FY13 - FY15 Performance Shares Earned:

Name	Shares Earned
Steven H. Collis	89,530

Tim G. Guttman	17,906

John G. Chou	13,429

James D. Frary	13.429

David W. Neu	19,398

FY15 - FY17 Performance Share Metrics

The Committee approved the terms of the FY15 - FY17 performance shares in November 2014, including the following performance metrics and weightings:

Metric	Weighting
Adjusted EPS	75%

Adjusted ROIC	25%

The Committee believes the compounded adjusted EPS and adjusted ROIC growth goals for the performance shares covering the three-year performance period (beginning on October 1, 2014 and ending September 30, 2017) can be characterized as challenging and difficult to achieve, but attainable with significant skill and effort on the part of our executive leadership team. The adjusted EPS and adjusted ROIC goals of the FY15 - FY17 performance share awards are consistent with our guidance and long-range plan. In the case of the FY15 - FY17 performance share awards, performance will be assessed as of September 30, 2017.

Clawback Policy

All cash and equity awards granted under the Omnibus Incentive Plan are subject to binding, contractual obligations to comply with clawback provisions. Our executives receive their annual cash bonus and equity awards under our Omnibus Incentive Plan. The forfeiture or clawback of shares or other amounts received would apply if the executive is terminated for cause, breaches restrictive covenants (during the employment period or two years thereafter), or engages in any conduct (during the employment period of three years thereafter) that results in AmerisourceBergen having to restate its financial statements or engages in certain other misconduct. Our clawback policy also applies to any outstanding equity awards held by executives. Further, we will comply with the clawback regulations ultimately finalized by the SEC and the NYSE, and intend to modify our clawback provisions in accordance with the final regulations.

All of our employees who are eligible for equity awards receive those awards pursuant to the Omnibus Incentive Plan. As such, clawback provisions apply to all employees who receive equity awards from us.

Equity Award Grant Practices

We have a written policy on equity grants designed to formalize our equity grant practices and ensure that equity awards will generally be made at specified times. Our equity award policy is not intended to and does not limit the authority of the Committee under our equity incentive plans, including the Omnibus Incentive Plan. The Committee generally will review and approve annual equity awards to executives and other eligible employees in November of each year, which is near the beginning of our fiscal year. This allows the Committee to make annual equity awards at the beginning of the relevant performance cycle with the benefit of reviewing results from the immediately preceding performance cycle. We also may make equity awards at other times during the year for new hires or other reasons, including, for example, a job promotion or as a result of an acquisition. In accordance with our policy and our Omnibus Incentive Plan, the Committee has delegated limited authority to our CEO to approve grants to non-executive officers. Such awards may only be made on the first day of a month (or the next trading day, if the first day of the month is not a trading day). The Committee must approve any equity awards to our named executive officers.

The exercise price of any stock option award is the closing price of our common stock on the date of grant. We do not backdate or retroactively grant options, restricted stock or restricted stock units. We generally schedule Board and Committee meetings at least one year in advance and, as noted above, generally make annual equity awards to our named executive officers at approximately the same time every year. We do not time our equity awards to take advantage of the release of earnings or other major announcements by us or market conditions.

Other Compensation

Our named executive officers receive a limited amount of other benefits as part of a competitive compensation package. These benefits include a company matching contribution under our 401(k) plan, which is provided to all employee participants. We provide an allowance for tax and financial planning services for our executives to give them the opportunity to maximize the benefits from the compensation and benefits programs offered to them. In the aggregate, these other benefits constitute only a small percentage of each named executive officer's total compensation.

Deferred Compensation

Executives may defer receipt of part or all of their cash compensation under our deferred compensation plan. The plan is intended to promote retention of executives by providing a long-term, tax efficient savings opportunity at low cost to us. Amounts deferred under the plan are deemed invested in the plan investment options chosen by the executive. The executive's account is adjusted for any notional gains and losses on the amounts deferred under the plan.

Employee and Retirement Benefits

Core employee benefits are available to the named executive officers on the same basis as all domestic employees generally. These benefits include medical and dental coverage, disability insurance, life insurance and a 401(k) plan.

We offer a benefit restoration plan to selected key management, including the named executive officers. We implemented this plan to address the absence of any non-legacy executive retirement plan following the 2001 merger to form the company and to permit executives to receive the full amount of the company match available for other employees generally under the 401(k) plan. This plan provides an annual contribution amount equal to 4% of a participant's salary and bonus to the extent that his or her compensation exceeds IRS limits applicable to our 401(k) plan.

Mr. Neu participates in a supplemental executive retirement plan that we maintain. This plan was in existence prior to the 2001 merger that formed our company and is now frozen with respect to participation and benefit accruals. This legacy plan is more fully described in the section of this proxy statement titled "Executive Compensation Tables—Bergen Brunswig Supplemental Executive Retirement Plan."

Severance and Change in Control Benefits

Severance Benefits.    We provide severance benefits under specified circumstances to give executives a measure of financial security following the loss of employment, to protect the company from competitive activities after the departure of certain executives, and because we believe that these benefits are important to attract and retain our executives in a competitive industry. We will provide severance benefits if we discharge a named executive officer without cause or he leaves the company for good reason. Good reason means a reduction in base salary or our failure to comply with our obligations (including, in some cases, by diminishing the executive's authority, duties and responsibilities) under his employment agreement. The terms of these benefits are set out in employment agreements and various plans, which are described in the section of this proxy statement titled "Executive Compensation—Employment Agreements."

We do not provide severance benefits if a named executive officer is terminated for cause or leaves without good reason. In that case, we would only pay the amount of accrued obligations.

Change in Control.    We do not provide enhanced cash compensation in connection with a change in control of the company. The vesting of equity awards will be accelerated if a named executive officer's employment is involuntarily terminated within two years after a change in control. In the event of a change in control, a shortened performance period, which extends only through the end of the fiscal quarter preceding the change in control, will be used to determine the payout under awards of performance shares. We provide these benefits to provide financial protection to employees following an involuntary loss of employment in connection with a change in control and to enable our executives to focus on important business decisions should we be acquired without regard to how the transaction may affect them personally. We believe that this structure provides executives with an appropriate incentive to cooperate in completing a change in control transaction. The Board and the Committee also have discretion under our equity plans to take certain actions in the event of a change in control. These actions include cancelling options that are not exercised within 30 days after a change in control; cashing out outstanding options; cancelling any restricted stock awards in exchange for the payment of cash, property or a combination of cash and property equal to the award's value; or substituting other property (including securities of another entity) for awards granted under our equity plans.

In addition, there is discretion under the Omnibus Incentive Plan to pay cash bonuses during any year in which a change in control occurs. If this discretion is exercised, bonus payments would be based at target level and/or based on performance for the portion of the fiscal year until the change in control event and paid within 75 days of the change in control.

Any payments that are made to the named executive officer under the Omnibus Incentive Plan as a result of termination are not intended to constitute excess parachute payments within the meaning of Section 280G of the Internal Revenue Code. The employment agreements of the named executive officers require us to reduce these payments, if necessary, to ensure that they do not constitute excess parachute payments.

Executive Stock Ownership

Our executives must own shares of our common stock in an amount equal to a multiple of their base salary. Stock ownership aligns management's interests with those of our stockholders and provides a continuing incentive for management to focus on long-term growth. Under our executive stock ownership guidelines, Mr. Collis must own shares worth six times his base salary and the other named executive officers must own shares worth three times their base salaries. Executives who become subject to the guidelines have three years from the date of hire or change in status, whichever is later, to comply with the ownership requirements. Following its annual review, the Committee determined that each of the named executive officers is in compliance with the guidelines.

Derivatives Trading and Hedging Prohibition

No director, officer or employee may buy or sell options on our common stock or engage in short sales of our common stock. We also prohibit directors and executive officers from pledging our stock and hedging the economic risk of ownership of our common stock. We have a written policy for our employees on these matters.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for annual compensation over $1 million paid to their chief executive officer and the next three most highly compensated executive officers (other than the principal financial officer). The Internal Revenue Code generally excludes from the calculation of the $1 million cap "qualified performance-based compensation." In fiscal year 2015, a portion of the compensation paid to Messrs. Collis, Chou, Frary, and Neu was not deductible.

Our Omnibus Incentive Plan has been structured so that compensation deemed paid to an executive officer in connection with the exercise of stock options should qualify as performance-based compensation that is not subject to the $1 million limitation. In addition, performance share awards and cash incentive awards with performance-vesting goals tied to one or more of the performance criteria approved by the stockholders may also qualify as performance-based compensation for Section 162(m) purposes. However, restricted stock units subject only to service-vesting requirements will not qualify as such performance-based compensation.

When developing and implementing our executive compensation programs, we consider the potential deductibility of the compensation payable under those programs. However, it is our view that the deductibility of compensation should be only one of a number of relevant factors taken into consideration, and not the sole governing factor. We believe that it is important to preserve flexibility in administering compensation programs in a manner designed to attract and retain executive officers who are essential to our financial success and to promote various other corporate goals. Accordingly, we have not adopted a policy that all compensation must qualify as deductible under Section 162(m). The Committee may deem it appropriate to continue to provide one or more executive officers with the opportunity to earn incentive compensation which may be in excess of the amount deductible by reason of Section 162(m) or other provisions of the Internal Revenue Code.

Compensation Committee Report

The Compensation and Succession Planning Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in the 2016 Proxy Statement. Based on this review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the 2016 Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended September 30, 2015.

COMPENSATION AND SUCCESSION PLANNING COMMITTEE
Michael J. Long, Chairman Douglas R. Conant Jane E. Henney, M.D. Henry W. McGee

Executive Compensation Tables

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation paid to or earned during fiscal year 2015 by our President and Chief Executive Officer, Executive Vice President and Chief Financial Officer, and the three other most highly compensated executive officers, who we refer to in this Proxy Statement as our named executive officers.

(A) Name and Principal Position	(B) Year	(C) Salary	(D) Stock Awards	(E) Option Awards	(F) Non-Equity Incentive Plan Compensation	(G) Change in Pension Value and Nonqualified Deferred Compensation Earnings	(H) All Other Compensation	(I) Total
Steven H. Collis	2015	$1,190,000	$4,019,982	$2,679,998	$2,447,342	—	$463,504	$10,800,826
President and Chief	2014	$1,185,962	$4,020,021	$2,679,998	$1,859,697	—	$157,307	$ 9,902,985
Executive Officer	2013	$1,155,000	$7,710,338	$1,675,899	$1,314,978	—	$143,991	$12,000,206

Tim G. Guttman	2015	$ 676,539	$1,199,980	$ 799,995	$1,035,912	—	$133,216	$ 3,845,642
Executive Vice President and	2014	$ 632,692	$1,019,953	$ 679,999	$ 752,445	—	$ 55,978	$ 3,141,067
Chief Financial Officer	2013	$ 500,000	$ 720,000	$ 480,000	$ 437,888	—	$ 46,066	$ 2,183,954

John G. Chou	2015	$ 600,000	$ 780,027	$ 519,997	$ 914,040	—	$113,832	$ 2,927,896
Executive Vice President and	2014	$ 584,077	$ 659,970	$ 440,004	$ 694,565	—	$ 61,718	$ 2,440,334
General Counsel	2013	$ 462,000	$ 539,980	$ 360,003	$ 395,369	—	$ 58,577	$ 1,815,929

James D. Frary	2015	$ 574,231	$ 900,052	$ 599,996	$ 972,660	—	$104,641	$ 3,151,580
Executive Vice President and	2014	$ 515,000	$ 779,964	$ 520,002	$ 581,637	—	$ 52,702	$ 2,449,305
President, AmerisourceBergen	2013	$ 400,000	$ 539,980	$ 360,003	$ 300,068	—	$ 54,933	$ 1,654,984
Specialty Group

David W. Neu	2015	$ 630,000	$1,024,778	$ 683,202	$ 802,809	$150,580	$136,556	$ 3,427,925
Executive Vice President and	2014	$ 626,538	$1,019,953	$ 679,999	$ 767,698	$258,164	$ 69,282	$ 3,421,634
President, Good Neighbor	2013	$ 600,000	$ 779,994	$ 520,001	$ 512,885	—	$ 61,676	$ 2,474,556
Pharmacy

Salary (Column C)

The amounts reported as salary represent the base salaries paid to each of the named executive officers for each fiscal year shown. Amounts shown for Mr. Collis include $83,677, $43,481 and $245,470 deferred into our deferred compensation plan for fiscal years 2013, 2014 and 2015, respectively.

Stock Awards and Option Awards (Columns D and E)

The amounts reported in Columns D and E represent the grant date fair value for equity awards shown in accordance with Accounting Standards Codification No. 718 disregarding the estimate of forfeitures related to service-based vesting conditions. Such values do not reflect whether the recipient has actually realized a financial benefit from the award. There were no forfeitures by any of the named executive officers in fiscal years 2015, 2014 or 2013. See Note 10 to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2015 relating to assumptions made in the valuation.

For awards that are subject to performance conditions, such as the performance shares included in the table above, we report the fair value at grant date based upon the probable outcome of such conditions consistent with our estimate of aggregate compensation cost to be recognized over the service period determined under Accounting Standards Codification No. 718, excluding the effect of estimated forfeitures. For this purpose, the probable outcome is assumed to be at target level attainment and the grant date fair values of the FY15—FY17 performance shares at target level attainment were as follows: Mr. Collis—$2,680,018, Mr. Guttman—$799,987, Mr. Chou—$520,018, Mr. Frary—$600,034, and Mr. Neu—$683,156. The following represents the grant date fair value of the performance share awards at maximum level attainment: Mr. Collis—$4,019,982, Mr. Guttman $1,199,980, Mr. Chou—$780,027, Mr. Frary—$900,052, and Mr. Neu—$1,024,778.

Long-term equity incentive awards were made pursuant to our Omnibus Incentive Plan. Stock options have an exercise price equal to the closing price of our common stock on the date of grant. Stock options vest at the rate of 25% per year beginning on the first anniversary of the grant date and may be exercised over a term of seven years from the date of grant for those stock options granted on or after February 27, 2008. Unvested options granted normally cease to vest upon any termination of employment other than involuntary termination of employment within two years after a change in control. If we terminate a named executive officer for cause, all outstanding options (vested and unvested) are immediately cancelled. (See the section of this proxy statement titled "Potential Payments upon Termination of Employment or Change in Control" for a description of the impact of termination of employment on vesting and exercisability of restricted stock and stock options.)

Restricted stock and restricted stock unit awards vest on the third anniversary of the grant date. Unvested restricted stock or restricted stock units are forfeited if the executive leaves the company prior to vesting, except by reason of death, disability or an involuntary termination of employment within two years after a change in control. In accordance with the dividend rate applicable to the declaration of dividends on our common stock from time to time, dividends on unvested restricted stock (and restricted stock units) are accrued and paid upon vesting. The dividend rate is not preferential. A restricted stock unit is a right to receive shares of our common stock that is delivered at the time and to the extent that the shares vest.

Performance shares vest at the end of the three-year performance period applicable to the awards, subject to achievement of the performance metrics and except as noted below. Performance shares are settled using shares of our common stock. Each performance share represents the right to receive one share of our common stock. The common stock is not restricted upon payout of the award. If threshold performance for a performance metric is not achieved, the executive will forfeit the right to receive any payout based on that metric. Except as set forth below, the executive must remain continuously employed by us through the end of the original performance period in order to receive a payout of the award. An executive will forfeit his or her award under the performance plan upon voluntary termination of employment or termination for cause prior to vesting. An executive is entitled to receive a pro-rata portion of his or her award in the event of the executive's death, disability or involuntary termination without cause prior to vesting, provided such event occurs after at least eighteen months from the beginning of the performance period. In addition, in the event of the executive's death or disability, the performance period will be measured only through the end of the most recently completed quarter prior to such event. Upon a change in control of AmerisourceBergen, an executive will be entitled to receive a payout, if any, based upon a shortened performance period (extending from the beginning of the performance period through the end of the fiscal quarter preceding the change in control), but the vesting and the payout of the award, if any, would be made at the end of the original performance period so long as the executive is continuously employed by us. However, in the case of the executive's involuntary termination with or without cause within two years of a change in control, the performance award will vest on the date of the executive's termination. If an executive voluntarily retires, the executive will be entitled to receive a payout of his or her award at the end of the three-year performance period, if any, depending on assessment of our performance at the end of the three-year performance period. In accordance with the dividend rate applicable to the declaration of dividends on our common stock from time to time, dividends on unvested performance shares are accrued and paid upon vesting. If the required performance is attained, the executive will receive shares of common stock equal in value to the total dividends that would have been paid on the award. The dividend rate is not preferential. There are no dividends paid on outstanding performance shares during the performance period.

Non-Equity Incentive Plan Compensation (Column F)

The amounts reported in Column F represent the annual cash bonuses awarded to the named executive officers pursuant to our Omnibus Incentive Plan for the fiscal year shown. (See cash bonus discussion in the section of this proxy statement titled "Compensation Discussion and Analysis—Cash Bonus.")

Change in Pension Value and Non-Qualified Deferred Compensation Earnings (Column G)

The amounts reported in Column G for Mr. Neu include the aggregate year-over-year change in the actuarial present value of his accumulated benefit in the Bergen Brunswig Supplemental Retirement Plan measured as of September 30, 2015.

We do not provide above-market or preferential earnings on deferred compensation.

All Other Compensation (Column H)

The following table shows the specific components of the amounts shown for fiscal year 2015 in Column H of the Summary Compensation Table:

Name	Year	Employee Investment Plan (1)	Benefit Restoration Plan (2)	Financial Planning	Dividends Paid Upon Vesting of Equity Awards (3)	Total
Steven H. Collis	2015	$10,600	$111,588	$15,000	$326,316	$463,504

Tim G. Guttman	2015	$10,600	$45,836	$11,500	$65,280	$133,216

John G. Chou	2015	$10,600	$41,383	$11,500	$50,349	$113,832

James D. Frary	2015	$10,600	$34,296	$11,500	$48,245	$104,641

David W. Neu	2015	$10,600	$45,508	$11,500	$68,948	$136,556

(1)
These amounts represent company contributions under the AmerisourceBergen Employee Investment Plan, our 401(k) plan, which were posted to the executives' accounts during fiscal year 2015.

(2)
These amounts represent company contributions to the AmerisourceBergen Corporation Benefit Restoration Plan, which were posted to the executives' accounts during fiscal year 2015.

(3)
These amounts represent dividends paid upon vesting of restricted stock, restricted stock units and performance shares for awards that vested in fiscal year 2015.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth certain information regarding grants of plan-based awards to each of our named executive officers during fiscal year 2015.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Type	Grant Date	Threshold ($) (1)	Target ($) (1)	Maximum ($) (1)	Threshold (#) (2)	Target (#) (2)	Maximum (#) (2)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/ Sh)	Grant Date Fair Value of Stock and Option Awards ($) (3)
Steven H. Collis	Restricted Stock Units	11/12/2014	—	—	—	—	—	—	15,105	—	—	$1,339,965
	Performance Shares	11/12/2014	—	—	—	15,105	30,211	45,316	—	—	—	$2,680,018
	Stock Options	11/12/2014	—	—	—	—	—	—	—	188,070	$88.71	$2,679,998
	Cash Bonus	n/a	$442,751	$1,606,500	$3,213,000	—	—	—	—	—	—	—

Tim G. Guttman	Restricted Stock Units	11/12/2014	—	—	—	—	—	—	4,509	—	—	$ 399,993
	Performance Shares	11/12/2014	—	—	—	4,509	9,018	13,527	—	—	—	$ 799,987
	Stock Options	11/12/2014	—	—	—	—	—	—	—	56,140	$88.71	$ 799,995
	Cash Bonus	n/a	$187,408	$ 680,000	$1,360,000	—	—	—	—	—	—	—

John G. Chou	Restricted Stock Units	11/12/2014	—	—	—	—	—	—	2,931	—	—	$ 260,009
	Performance Shares	11/12/2014	—	—	—	2,931	5,862	8,793	—	—	—	$ 520,018
	Stock Options	11/12/2014	—	—	—	—	—	—	—	36,491	$88.71	$ 519,997
	Cash Bonus	n/a	$165,360	$ 600,000	$1,200,000	—	—	—	—	—	—	—

James D. Frary	Restricted Stock Units	11/12/2014	—	—	—	—	—	—	3,382	—	—	$ 300,017
	Performance Shares	11/12/2014	—	—	—	3,382	6,764	10,145	—	—	—	$ 600,034
	Stock Options	11/12/2014	—	—	—	—	—	—	—	42,105	$88.71	$ 599,996
	Cash Bonus	n/a	$160,051	$ 580,000	$1,160,000	—	—	—	—	—	—	—

David W. Neu	Restricted Stock Units	11/12/2014	—	—	—	—	—	—	3,851	—	—	$ 341,622
	Performance Shares	11/12/2014	—	—	—	3,851	7,701	11,552	—	—	—	$ 683,156
	Stock Options	11/12/2014	—	—	—	—	—	—	—	47,944	$88.71	$ 683,202
	Cash Bonus	n/a	$173,849	$ 630,000	$1,260,000	—	—	—	—	—	—	—

(1)
These amounts represent possible payouts of fiscal year 2015 cash bonuses under the Omnibus Incentive Plan. The amounts shown in the "Threshold" column represent the minimum amount payable under the Omnibus Incentive Plan based on the assumption that corporate and business unit performance met or exceeded the thresholds established for the financial performance goals and individual leadership goals were met. Except for the operating margin financial measure (where we pay 50% at threshold), we generally do not pay bonus for performance that is at or below the threshold established for the financial performance goals. For performance that exceeds threshold but does not meet target, bonus payments are based on the level of performance and are increased ratably until target is reached. Actual payouts for fiscal year 2015 are shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2)
These share amounts represent the range of possible performance share award payouts at various levels of attainment for the performance period beginning October 1, 2014 and ending September 30, 2017.

(3)
Amounts in this column represent the grant date fair value of restricted stock units, performance shares and nonqualified stock options. For awards made to our named executive officers on November 12, 2014, the dollar value shown for restricted stock is based on the closing price of our common stock of $88.71 per share on November 12, 2014. For awards that are subject to performance conditions, such as the performance shares, in the table above, we report the value at grant date based upon the probable outcome of such conditions consistent with our estimate of aggregate compensation cost to be recognized over the service period determined under Accounting Standards Codification No. 718, excluding the effect of estimated forfeitures. For this purpose, the probable outcome of the performance shares is assumed to be at target level attainment. The dollar amount shown for nonqualified stock options was determined on the basis of a binomial method of valuation.

OUTSTANDING EQUITY AWARDS AT 2015 FISCAL YEAR END

The following table provides information on stock options and stock awards (including unvested/unearned restricted stock, restricted stock units and performance shares) held by our named executive officers as of September 30, 2015.

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#) (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock that Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (4)	Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
Steven H. Collis	02/15/2007	44,694	—	$27.07	02/15/2017	—	—	—	—
	03/03/2010	172,500	—	$28.00	03/03/2017	—	—	—	—
	02/16/2011	180,000	—	$36.37	02/16/2018	—	—	—	—
	02/29/2012	212,600	70,867	$37.37	03/01/2019	—	—	—	—
	11/14/2012	50,413	50,414	$40.21	11/14/2019	29,843	$ 2,834,787	—	—
	08/07/2013	53,913	53,913	$58.74	08/07/2020	77,995	$ 7,408,745	—	—
	11/13/2013	59,714	179,145	$68.49	11/13/2020	19,565	$ 1,858,479	58,695	$5,575,438
	11/12/2014	—	188,070	$88.71	11/12/2021	15,105	$ 1,434,824	45,316	$4,304,567

		773,834	542,409			142,508	$13,536,835	104,011	$9,880,005

Tim G. Guttman	02/29/2012	39,537	13,180	$37.37	03/01/2019	—	—	—	—
	11/14/2012	37,325	37,325	$40.21	11/14/2019	5,969	$ 566,995	—	—
	11/13/2013	15,151	45,455	$68.49	11/13/2020	4,964	$ 471,530	14,893	$1,414,686
	11/12/2014	—	56,140	$88.71	11/12/2021	4,509	$ 428,310	13,527	$1,284,930

		92,013	152,100			15,442	$ 1,466,835	28,420	$2,699,616

John G. Chou	03/03/2010	63,750	—	$28.00	03/03/2017	—	—	—	—
	02/16/2011	63,750	—	$36.37	02/16/2018	—	—	—	—
	02/29/2012	36,613	12,205	$37.37	03/01/2019	—	—	—	—
	11/14/2012	27,994	27,994	$40.21	11/14/2019	4,476	$ 425,175	—	—
	11/13/2013	9,804	29,412	$68.49	11/13/2020	3,212	$ 305,108	9,636	$ 915,324
	11/12/2014	—	36,491	$88.71	11/12/2021	2,931	$ 278,416	8,793	$ 835,247

		201,911	106,102			10,619	$ 1,008,699	18,429	$1,750,571

James D. Frary	08/01/2007	5,000	—	$23.08	08/01/2017	—	—	—	—
	09/23/2010	18,750	—	$30.34	09/23/2017	—	—	—	—
	02/16/2011	52,500	—	$36.37	02/16/2018	—	—	—	—
	02/29/2012	29,527	9,843	$37.37	03/01/2019	—	—	—	—
	11/14/2012	27,994	27,994	$40.21	11/14/2019	4,476	$ 425,175	—	—
	11/13/2013	11,586	34,760	$68.49	11/13/2020	3,796	$ 360,582	11,389	$1,081,841
	11/12/2014	—	42,105	$88.71	11/12/2021	3,382	$ 321,256	10,145	$ 963,674

		145,357	114,702			11,654	$ 1,107,013	21,534	$2,045,515

David W. Neu	02/29/2012	—	13,386	$37.37	03/01/2019	—	—	—	—
	11/14/2012	20,435	40,436	$40.21	11/14/2019	6,466	$ 614,205	—	—
	11/13/2013	15,151	45,455	$68.49	11/13/2020	4,964	$ 471,530	14,893	$1,414,686
	11/12/2014	—	47,944	$88.71	11/12/2021	3,851	$ 365,806	11,552	$1,097,324

		35,586	147,221			15,281	$ 1,451,541	26,445	$2,512,010

(1)
Stock options granted before 2008 have a ten-year term and stock options granted during and after 2008 have a seven-year term. Stock options vest at a rate of 25% per year on the anniversary of the grant date over the four-year period from the date of grant.

(2)
Restricted stock awards and restricted stock units vest 100% on the third anniversary of the grant date, except that the restricted stock award granted to Mr. Collis on August 7, 2013 will vest on any date on or after the third anniversary of the grant date and before the end of the option term (November 14, 2019) on which the average daily closing price per share of common stock calculated for the immediately preceding ninety (90) consecutive trading days is greater than $40.21 per share.

(3)
Based on the closing price of our common stock of $94.99 per share on September 30, 2015, the last trading day of our fiscal year.

(4)
Represents the number of performance shares at maximum level attainment. Performance shares vest, if at all, subject to attainment of the applicable performance metrics at the end of the three-year performance period.

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2015

The following table sets forth the number of shares acquired upon the vesting of performance shares and the value realized upon exercise of stock options and vesting of restricted stock and restricted stock units during fiscal year 2015 by each of the named executive officers.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Steven H. Collis	254,214	$19,815,078	113,613	$10,416,975

Tim G. Guttman	65,625	$4,635,087	22,729	$2,084,053

John G. Chou	100,116	$9,018,690	17,577	$1,617,535

James D. Frary	73,125	$6,558,574	16,774	$1,535,019

David W. Neu	68,720	$5,290,482	23,947	$2,188,252

(1)
Value realized on exercise is based on the fair market value of our common stock on the date of exercise minus the exercise price and does not necessarily reflect proceeds actually received by the named executive officer.

(2)
Value realized on vesting is based on the fair market value of our common stock on the date of vesting before tax withholding and does not necessarily reflect proceeds actually received by the named executive officer.

PENSION BENEFITS

The following table provides information concerning supplemental retirement benefits for Mr. Neu. The other named executive officers do not participate in any pension or supplemental pension plan.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit (1)	Payments During Last Fiscal Year ($)
David W. Neu	Supplemental Executive Retirement Plan	21.5	$1,623,162	—

(1)
The present value of the accumulated SERP benefit is calculated as of September 30, 2014 using minimum lump sum factors as required by the Internal Revenue Service. See Note 9 to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2015 for assumptions used to estimate the benefit obligation.

Bergen Brunswig Supplemental Executive Retirement Plan.    We maintain a supplemental retirement plan for certain individuals who were designated officers and directors of one of our predecessor companies, Bergen Brunswig Corporation. Mr. Neu participates in this supplemental retirement plan. The plan was frozen as to new participants and compensation as of September 30, 2003. The plan is referred to as a "target" benefit plan because the plan seeks to provide a target level of retirement income for each participant based on a variety of factors. In general, benefits are determined based on a percentage of average compensation earned during the five years preceding the earlier of termination of employment or December 31, 2001, reduced by certain amounts, including, among others, the participant's social security payments and other retirement benefits payable to the participant. A $5,000 funeral benefit is payable to a participant's estate if the participant dies before the termination of employment. Under this plan, benefits become fully vested after five years of service or the attainment of age 62 while employed by us. Benefits are payable in a lump sum or in the form of a joint and survivor annuity, consisting of monthly payments to the participant for life. Upon the participant's death, a specified percentage of the monthly benefit will be paid to the participant's surviving beneficiary for the beneficiary's remaining life. Benefits payable under the plan are subject to any restrictions imposed under Section 409A of the Internal Revenue Code governing deferred compensation.

NON-QUALIFIED DEFINED CONTRIBUTION AND
OTHER DEFERRED COMPENSATION IN FISCAL YEAR 2015

The following table sets forth information regarding participation by the named executive officers in AmerisourceBergen's deferred compensation plan and benefit restoration plan during fiscal year 2015 and at fiscal year end.

Name	Executive Contributions in Last Fiscal Year to Deferred Compensation Plan ($) (1)	AmerisourceBergen Contributions in Last Fiscal Year to AmerisourceBergen Corporation Benefit Restoration Plan ($) (1)	Earnings in Last Fiscal Year in Deferred Compensation Plan ($) (2)	Earnings in Last Fiscal Year in Benefit Restoration Plan ($) (2)	Aggregate Withdrawals / Distributions ($) (3)	Balance at Last Fiscal Year End in Deferred Compensation Plan ($)	Balance at Last Fiscal Year End in Benefit Restoration Plan ($)
Steven H. Collis	$245,470	$111,588	($1,979)	($11,891)	—	$1,965,669	$674,833

Tim G. Guttman	—	$45,836	—	$1,600	—	—	$244,965

John G. Chou	—	$41,383	—	($4,166)	—	—	$265,040

James D. Frary	—	$34,296	($2,974)	($3,837)	—	$466,020	$137,032

David W. Neu	—	$45,508	—	($4,792)	—	—	$306,972

(1)
The amounts shown as contributions to the deferred compensation plan and the benefit restoration plan are also reported as compensation to the named executive officer in the Summary Compensation Table.

(2)
Amounts shown represent the net change to the named executive officer's account in fiscal year 2015 for the aggregate gains and losses on the plan investments under the benefit restoration plan and the deferred compensation plan. The amounts shown are not considered above market or preferential earnings and are not reported as compensation in the Summary Compensation Table.

(3)
Amounts shown represent a withdrawal from the named executive officer's deferred compensation plan account.

Deferred Compensation Plan.    Eligible executive officers may elect to defer up to 50% of their annual cash compensation and have the deferred amount credited in an account under the deferred compensation plan. Deferral elections are made in December for compensation to be earned in the next year. Election forms must be filed for each year an executive officer wishes to defer compensation and each form shall specify the method of payment of benefits and the time such payment is to commence. Participants select the investment options under the plan and may change their election at any time by contacting the plan administrator. Aggregate earnings and losses on plan investments are credited to participants' accounts on a quarterly basis. The deferred benefits will be distributed by us in accordance with the terms of the plan and payment will be made at the times elected by the executive officer in accordance with the election form. An executive officer must specify whether he or she wishes to receive payment starting in the year of retirement or in the year after retirement and may elect to receive the deferred benefits (i) over annual periods ranging from three to fifteen years and payable in quarterly installments or (ii) in a single distribution. We pay all costs and expenses incurred in the administration of the plan.

AmerisourceBergen Corporation Benefit Restoration Plan.    Selected key management, including all of the named executive officers, participate in the benefit restoration plan. The benefit restoration plan credits the account of each eligible participant with an annual amount equal to four percent (4%) of the participant's base salary and bonus incentive to the extent that his or her compensation exceeds the annual compensation limit established for our 401(k) plan by the Internal Revenue Code. The compensation limit was $265,000 for 2015. Annual accruals under the executive plan commenced effective as of January 1, 2006. In addition to annual accruals, certain eligible participants were credited with an initial amount based on his or her service after the merger in 2001 to form AmerisourceBergen. Fidelity Investments administers the benefit restoration plan. Participants will be permitted to allocate the amounts in their accounts among investment options specified by the benefit restoration plan administrator from time to time. Such allocation will be only for the purposes of determining gains and losses based on the performance of the underlying investments. Fidelity will credit participant accounts with plan benefits following the close of each calendar year. Account balances under the benefit restoration plan do not vest in full until an employee reaches age 62 (or age 55 with more than 15 years of service), except that vesting is accelerated for disability, death and a change in control (as long as the participant is employed by the company on the date of the change in control). If a participant is terminated for cause, he or she forfeits all vested and unvested account balances under the benefit restoration plan.

Employment Agreements

We have employment agreements with each of our named executive officers. The employment agreements are substantially similar in form and substance. Each employment agreement provides the following:

  ▪
  Continuation of base salary in effect for the named executive officer, subject to increase in accordance with our prevailing practice from time to time.

  ▪
  Incentive compensation, bonus and benefits in accordance with our prevailing practice from time to time.

  ▪
  Rights on our part to terminate the executive for cause or without cause.

  ▪
  Rights on the executive's part to terminate for good reason (upon at least 60 days' prior written notice and opportunity for the company to cure) or without good reason (upon at least 30 days' prior written notice).

  ▪
  During, and for a period of two years following termination of employment, each of the named executive officers has agreed not to (i) compete, directly or indirectly, with any business in which we or our subsidiaries engage or are considering for development or investment or (ii) solicit any of our employees for employment. The non-compete obligation of our named executive officers also includes the obligation to abide by non-compete obligations to which we are subject as a result of a divestiture or other contractual restrictions.

Potential Payments upon Termination of Employment or Change in Control

Termination of Employment without Cause or Resignation with Good Reason.    Our named executive officers' employment agreements provide for severance payments in the event that we terminate their employment without cause or they leave the company for good reason. The table below identifies what would constitute cause or good reason to terminate employment under the agreements:

Cause for termination means:	Good reason for termination means:
Continued failure to substantially perform job duties	Reduction in base salary

Willful misconduct	Diminution of authority, duties or responsibilities

Conviction of a felony or a misdemeanor involving moral turpitude that materially harms the company	Failure to provide agreed position or pay

In order to receive severance payments, the named executive officer must sign a release of any and all claims relating to his employment with us. These benefits include:

  ▪
  payment of base salary for a period of two years following the loss of employment;

  ▪
  payment of a pro rata bonus for the portion of the year completed prior to loss of employment or, in the case of certain executives, a two-year bonus continuation payment based on the average annual bonuses paid in the preceding three years;

  ▪
  reimbursement of costs incurred by the executive to continue health coverage after the termination of employment;

  ▪
  executive outplacement assistance; and

  ▪
  accrued but unpaid cash compensation, such as unpaid base salary, vacation pay and business expenses (paid in a lump sum within 30 days of termination of employment).

To the extent compliance with Section 409A of the Internal Revenue Code is necessary to avoid the application of an excise tax to any of the foregoing payments and benefits, the employment agreements provide for deferral (without interest) of any affected amounts due in the six months following the termination of employment.

Termination of Employment with Cause or Resignation without Good Reason.    If we fire an executive for cause or he resigns without good reason, we will not pay the executive any cash severance. We will, however, pay him accrued but unpaid cash compensation through the date of termination. These amounts will include base salary through the date of termination, declared but unpaid bonus, accrued vacation pay and outstanding employee business expenses.

Disability or Death.    If a named executive officer becomes disabled or dies, we will pay the executive, or his or her estate, the executive's pro rata target bonus and an amount equal to his or her accrued but unpaid cash compensation (including base salary, vacation pay and outstanding business expenses). We will pay this amount in a lump sum in cash within 30 days from the date of disability or death, except for the portion attributable to the cash bonus. That amount will be paid when the annual bonuses are paid to all employees generally.

Retirement and Deferred Compensation Benefits.    Following retirement or termination of employment, our named executive officers will receive payment of retirement benefits and deferred compensation benefits under various plans in which they participate. The value of those benefits as of September 30, 2015 is set forth in the tables entitled "Pension Benefits" and "Nonqualified Defined Contribution and Other Deferred Compensation." There are no special or enhanced benefits under those plans for our named executive officers except that any account balances under the benefit restoration plan would vest upon an executive's disability or death or as a result of a change in control of the company as long as the executive is employed by us on the date of the change in control.

Change in Control.    We do not provide cash severance or enhanced benefits under the employment agreements with our named executive officers solely in connection with a change in control of the company. Certain of our benefit plans provide for accelerated vesting in connection with a change in control as follows:

  ▪
  account balances under the benefit restoration plan would immediately vest upon a change in control as long as the executive is still employed by us;

  ▪
  unvested stock options will vest and restrictions on stock awards will lapse if the executive is involuntarily terminated by us, whether or not for cause, within two years after a change in control; and

  ▪
  unvested performance shares will vest in the case of an executive's involuntarily termination of employment, whether or not for cause, within two years of a change in control and the payout of the award, if any, will be based on a shortened performance period (extending from the beginning of the performance period through the end of the fiscal quarter preceding the change in control).

In addition, there are some circumstances where an award of benefits in connection with a change in control of the company is discretionary. Our internal benefits committee has discretion under our AIP to pay bonuses to eligible employees during any year in which a change in control occurs. If this discretion is exercised, bonus payments would be based on performance for the portion of the fiscal year until the change in control event and paid within 75 days of the change in control. In the event of a change in control, the Board may, in its discretion, cancel outstanding options that are not exercised within 30 days of the change in control, cash out the value of outstanding options or restricted stock or make any other adjustments it deems appropriate under the Equity Incentive Plan. The Board may also cancel any award made under the Equity Incentive Plan in exchange for payment of an equal value in cash or stock.

No payments made to a named executive officer as a result of termination may constitute excess parachute payments within the meaning of Section 280G of the Internal Revenue Code. The employment agreements require us to reduce, if necessary, the amount of severance due to the named executive officers in connection with a termination of employment to ensure that such payments do not constitute excess parachute payments.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL

The table below quantifies the potential payments that would be owed to each named executive officer under various scenarios involving the termination of employment or change in control of the company as of September 30, 2015. The amounts presented are in addition to accumulated pension benefits and the balances under our deferred compensation plan (set forth on pages 47 and 48):

Name	Benefit	Death and Termination with Disability	Termination by Executive without Good Reason	Termination by Company without Cause or by Executive for Good Reason	Termination by Company for Cause	Change in Control	Involuntary Termination with or without Cause within Two Years of Change in Control (1)
Steven H. Collis	Accrued Unpaid Salary	$22,885	$22,885	$22,885	$22,885	—	—
	2015 Bonus	$1,606,500	—	$1,606,500	—	—	—
	Salary Continuation	—	—	$2,380,000	—	—	—
	Bonus Continuation	—	—	$3,015,217	—	—	—
	COBRA Premiums	—	—	$44,838	—	—	—
	Outplacement	—	—	$10,000	—	—	—
	Accelerated Vesting of Equity(2)	$31,981,578	—	—	—	—	$38,144,663
	Incremental Pension Benefits(3)	—	—	—	—	—	—
	Benefit Restoration Plan(4)	$674,833	$674,833	—	—	$674,833	—

	Total	$34,285,796	$697,718	$7,079,440	$22,885	$674,833	$38,144,663

Tim G. Guttman	Accrued Unpaid Salary	$13,077	$13,077	$13,077	$13,077	—	—
	2015 Bonus	$680,000	—	$680,000	—	—	—
	Salary Continuation	—	—	$1,360,000	—	—	—
	Bonus Continuation	—	—	—	—	—	—
	COBRA Premiums	—	—	$44,838	—	—	—
	Outplacement	—	—	$10,000	—	—	—
	Accelerated Vesting of Equity(2)	$6,771,151	—	—	—	—	$8,527,633
	Incremental Pension Benefits(3)	—	—	—	—	—	—
	Benefit Restoration Plan(4)	$244,965	$244,965	—	—	$244,965	—

	Total	$7,709,193	$258,042	$2,107,915	$13,077	$244,965	$8,527,633

John G. Chou	Accrued Unpaid Salary	$11,538	$11,538	$11,538	$11,538	—	—
	2015 Bonus	$600,000	—	$600,000	—	—	—
	Salary Continuation	—	—	$1,200,000	—	—	—
	Bonus Continuation	—	—	$1,026,212	—	—	—
	COBRA Premiums	—	—	$41,477	—	—	—
	Outplacement	—	—	$10,000	—	—	—
	Accelerated Vesting of Equity(2)	$4,864,288	—	—	—	—	$6,004,657
	Incremental Pension Benefits(3)	—	—	—	—	—	—
	Benefit Restoration Plan(4)	$265,040	$265,040	—	—	$265,040	—

	Total	$5,740,866	$276,578	$2,889,227	$11,538	$265,040	$6,004,657

James D. Frary	Accrued Unpaid Salary	$11,154	$11,154	$11,154	$11,154	—	—
	2015 Bonus	$580,000	—	$580,000	—	—	—
	Salary Continuation	—	—	$1,160,000	—	—	—
	Bonus Continuation	—	—	—	—	—	—
	COBRA Premiums	—	—	$44,188	—	—	—
	Outplacement	—	—	$10,000	—	—	—
	Accelerated Vesting of Equity(2)	$5,114,435	—	—	—	—	$6,438,802
	Incremental Pension Benefits(3)	—	—	—	—	—	—
	Benefit Restoration Plan(4)	$137,032	$137,032	—	—	$137,032	—

	Total	$5,842,621	$148,186	$1,805,342	$11,154	$137,032	$6,438,802

David W. Neu	Accrued Unpaid Salary	$12,115	$12,115	$12,115	$12,115	—	—
	2015 Bonus	$630,000	—	$630,000	—	—	—
	Salary Continuation(5)	$1,260,000	—	$1,260,000	—	—	—
	Bonus Continuation(5)	$630,000	—	$1,147,921	—	—	—
	COBRA Premiums	—	—	$44,838	—	—	—
	Outplacement	—	—	$10,000	—	—	—
	Accelerated Vesting of Equity(2)	$6,886,677	—	—	—	—	$8,455,507
	Incremental Pension Benefits(3)	$131,012	$131,012	$131,012	—	—	—
	Benefit Restoration Plan(4)	$306,972	$306,972	—	—	$306,972	—

	Total	$9,856,776	$450,099	$3,235,886	$12,115	$306,972	$8,455,507

(1)
The benefits shown are in addition to any amounts that the executive would receive (i) as a result of the accelerated vesting of account balances under the benefit restoration plan upon a change in control, as shown in the column "Change in Control," or (ii) if the termination of his or her employment was without cause, as shown in the column "Termination by Company without Cause or by Executive for Good

  Reason." Applying the Section 280G analysis to benefits otherwise payable to Messrs. Collis, Guttman, Chou, Frary, and Neu in the event of a change in control and an involuntary termination of employment as of September 30, 2015 would result in a reduction in benefits in the amount of $10,902,974, $4,712,030, $2,042,368, $1,398,640, and $5,910,918 respectively.

(2)
The value of the accelerated vesting of unvested restricted stock is calculated by multiplying the number of shares of unvested restricted stock held by the named executive officer as of September 30, 2015 by $94.99, the closing price of our common stock on that date. The value of the accelerated vesting of unvested options is calculated by multiplying the number of unvested options held by the named executive officer on September 30, 2015 by the difference between the exercise price of the options and $94.99, the closing price of a share of our common stock on that date. Unvested restricted stock vests in the case of disability, death or an involuntary termination of employment within two years of a change in control of the company. Unvested stock options vest upon an involuntary termination of employment within two years of a change in control of the company. The value of the accelerated vesting of unvested performance shares is calculated based upon the performance to date multiplied by $94.99, the closing price of our common stock on that date.

(3)
The amounts shown as incremental pension and supplemental retirement benefits payable in the event that the named executive officer's employment had been terminated as of September 30, 2015 represent the increase, if any, in the actual benefit, payable as a lump sum, over the present value of the accumulated benefit shown in the Pension Benefits table. The lump sum amounts were calculated using the RP 2014 Mortality table, with life expectancy projected in accordance with IRS rules and the applicable minimum present value segment interest rates. Benefits under the supplemental retirement plans may be forfeited if a participant is terminated for cause or engages in conduct that is detrimental to AmerisourceBergen, such as joining a competitor.

(4)
The amounts shown represent the value of unvested account balances under the benefit restoration plan for events that would result in the accelerated vesting and payment of those benefits. Account balances under the benefit restoration plan do not vest in full until an employee reaches age 62 (or age 55 with more than 15 years of service), except that vesting is accelerated upon disability, death and change in control of the company (so long as the participant is employed by the company on the date of the change in control). Unvested account balances are forfeited if the participant is terminated for any reason other than death or disability. If a participant is terminated for cause, he or she forfeits all vested and unvested account balances under the benefit restoration plan. Distribution of account balances upon termination of employment, death, disability or change in control are made in a lump sum.

(5)
In the case of death, the present value of amounts owed as salary continuation will be paid within a specified time after death. In addition, there is no bonus continuation in the event of death.

Equity Awards.    Our restricted stock, restricted stock unit, performance share and stock option awards include provisions that result in the vesting or forfeiture of awards, depending on the reason for termination of employment. These provisions are as follows:

Reason for Termination	Unvested Awards	Impact on Expiration Date of Vested Options
Termination for Cause	Forfeit	Immediately upon termination

Voluntary Termination by Executive	Forfeit	3 months from date of termination

Termination without Cause	Forfeit Restricted Stock and
Restricted Stock Units
Forfeit Options
	Performance Shares forfeited if termination is prior to 18 months from the beginning of the performance period; otherwise, payout at end of performance period is reduced pro-rata for period of employment	1 year from date of termination

Involuntary Termination by AmerisourceBergen within 2 Years of Change in Control	Restrictions lapse on Restricted Stock and Restricted Stock Units Options vest Performance Shares vest with performance period measured only through end of quarter preceding change in control event	1 year from date of termination

Death	Restrictions lapse on Restricted Stock
and Restricted Stock Units
Forfeit Options
	Performance Shares forfeited if death is prior to 18 months from the beginning of the performance period; otherwise, performance shares vest and payout is reduced for period of employment and performance period is measured only through end of quarter preceding death	1 year from date of death

Disability	Restrictions lapse on Restricted Stock
and Restricted Stock Units
Forfeit Options
	Performance Shares forfeited if disability occurs prior to 18 months from the beginning of the performance period; otherwise, Performance Shares vest and payout is reduced for period of employment and performance period is measured only through end of quarter preceding disability	1 year from date of termination

Voluntary Retirement (for awards granted prior to February 19, 2009)	Forfeit	3 years from date of termination

Voluntary Retirement (for awards granted on or after February 19, 2009)	Restricted Stock, Restricted Stock Units, Performance Shares and Options continue to vest to the extent and according to the schedule set forth in the applicable award agreement	Expires at the end of the stated term in the applicable award agreement

 CERTAIN TRANSACTIONS

What is our policy with regard to loans to directors or officers?

Our corporate governance principles prohibit us from making any loans or extensions of credit to directors or executive officers. We do not have any programs under which we extend loans to either directors or officers.

What is our policy with respect to transactions with related persons?

We have a written Related Persons Transactions Policy. The Audit and Corporate Responsibility Committee must approve or ratify any transaction, arrangement or relationship exceeding $120,000 in which the company and any related person has a direct or indirect material interest. This policy includes any series of transactions that exceeds $120,000 in the aggregate in any calendar year. Related persons include:

  ▪
  directors and nominees;

  ▪
  executive officers;

  ▪
  persons controlling more than 5% of our common stock;

  ▪
  the immediate family members of each of these individuals; and

  ▪
  a firm, corporation or other entity in which any of these individuals is employed or is a partner or principal or in which any of these individuals has more than 5% ownership interest.

Related persons must notify our General Counsel in advance of any proposed transaction with us. They must explain the principal features of the proposed transaction, including its potential value and benefit to us. The General Counsel will refer all proposed related person transactions exceeding $120,000 to the Audit and Corporate Responsibility Committee for review.

The Audit and Corporate Responsibility Committee will consider the proposed transaction at its next regularly scheduled meeting. In reviewing the proposed transaction, the committee will take into account those factors it considers appropriate, including the business reasons for the transaction and whether the terms of the transaction are fair to the company and no less favorable than would be provided by an unaffiliated third party. The committee will also consider, if applicable, whether the proposed transaction would impair the independence of a director or present an improper conflict of interest for directors, nominees or executive officers. Directors with an interest in any proposed transaction will not vote on the proposed transaction. The committee will review annually any ongoing related person transactions.

Do we have any transactions with related persons?

On April 15, 2014, WAB Holdings LLC ("WAB Holdings") filed a Schedule 13D with the SEC disclosing that as of April 9, 2014 it was a greater than 5% shareholder of AmerisourceBergen. As a result, Walgreens Boots Alliance, Inc. (as successor in interest to Walgreen Co. and Alliance Boots GmbH), through WAB Holdings, is a person controlling more than 5% of our common stock and transactions between us and Walgreens Boots Alliance are subject to our Related Persons Transactions Policy.

As previously disclosed, in March 2013 we and Walgreens Boots Alliance entered into various agreements and arrangements, including a ten-year distribution agreement pursuant to which we distribute branded and generic pharmaceutical products to Walgreens Boots Alliance and an agreement that provides us with the ability to access generics and related pharmaceutical products through a global sourcing arrangement with Walgreens Boots Alliance Development GmbH. In fiscal year 2015, Walgreens Boots Alliance accounted for 30% of our revenues. Gross profit in fiscal year 2015 also benefited from income resulting from our participation in the Walgreens Boots Alliance Development GmbH global sourcing arrangement.

In connection with our strategic relationship, we entered into a Framework Agreement with affiliates of Walgreens Boots Alliance, dated as of March 18, 2013 (the "Framework Agreement"), pursuant to which (i) subsidiaries of Walgreens Boots Alliance were granted the right to purchase a minority equity position in AmerisourceBergen, beginning with the right, but not the obligation, to purchase up to 19,859,795 shares of our common stock in open market transactions, with the right to designate up to two members of our board of directors upon achieving specified ownership levels; (ii) Walgreens Pharmacy Strategies, LLC, a wholly owned subsidiary of Walgreens Boots Alliance, was issued (a) a warrant to purchase up to 11,348,456 shares of our common stock at an exercise price of $51.50 per share exercisable during a six-month period beginning on March 18, 2016, and (b) a warrant to purchase up to 11,348,456 shares of our common stock at an exercise price of $52.50 per share exercisable during a six-month period beginning on March 18, 2017; and (iii) Alliance Boots Luxembourg S.à.r.l., also a wholly owned subsidiary of Walgreens Boots Alliance, was issued (a) a warrant to purchase up to 11,348,456 shares of our common stock at an exercise price of $51.50 per share exercisable during a six-month period beginning on March 18, 2016 and (b) a warrant to purchase up to 11,348,456 shares of our common stock at an exercise price of $52.50 per share exercisable during a six-month period beginning on March 18, 2017 (collectively, the "Warrants"). The number of shares which may be purchased in the open market is subject to increase in certain circumstances if the market price of our common stock is less than the exercise price of the first tranche of Warrants when those Warrants are exercisable in 2016. In such event, the incremental number of shares purchased in the open market would reduce share-for-share the number of shares exercisable pursuant to the first tranche of Warrants.

Future issuances of shares of our common stock upon exercise of the Warrants will dilute the ownership interests of our then-existing stockholders. In addition, the dilutive effect of the Warrants will be reflected in our GAAP diluted earnings per share during the period that the Warrants are outstanding. A decrease in our GAAP diluted earnings per share could, in turn, adversely affect the market value of our common stock. In addition, any sales in the public market of any common stock acquired pursuant to open market purchases by Walgreens Boots Alliance or issuable upon the exercise of the Warrants could adversely affect prevailing market prices of our common stock. We have taken steps to mitigate the potentially dilutive effect of Warrant exercises by repurchasing shares of our common stock on the open market over time and as a result of the exercise of purchased call options, by entering into a series of issuer capped call transactions with a financial institution pursuant to which additional shares of our common stock will be delivered to us at maturity, and by undertaking strategic acquisitions. For more information on the steps we have taken to mitigate the potentially dilutive effect that the exercise of the Warrants could have, please see Note 8 of our 2015 Annual Report on Form 10-K.

With the assistance of a third-party valuation firm, we valued the Warrants as of the March 18, 2013 date of issuance and as of September 30, 2015. As of September 30, 2015, the Warrants with an exercise price of $51.50 were valued at $43.03 per share and the Warrants with an exercise price of $52.50 were valued at $41.47 per share. In total, the Warrants were valued at $1,917.9 million as of September 30, 2015. The fair value of the Warrants was initially measured at the date of issuance and is expensed over the three and four year vesting periods as an operating expense. The fair value of the Warrants will be re-measured at the end of each reporting period, and an adjustment will be recorded, if necessary, in the statement of operations to record the impact as if the newly measured fair value of the awards had been used in recognizing expense starting when the awards were originally issued and through the re-measurement date. The valuation of the Warrants considers our common stock price and various assumptions, such as the volatility of our common stock, the expected remaining life of the Warrants, the expected dividend yield, and the risk-free interest rate. As a result, future Warrant expense could fluctuate significantly.

In addition to the governance arrangements, we entered into a Shareholders Agreement with Walgreens Boots Alliance. The Shareholders Agreement contains various provisions relating to the acquisition of additional equity interests in us, prohibitions on taking certain actions relating to us, stock purchase rights, transfer restrictions, board representation, voting arrangements, registration rights and other matters. As mentioned above, Walgreens Boots Alliance has the right to designate up to two members of our Board upon achieving specified ownership levels. Walgreens Boots Alliance has the right to designate one director when Walgreens Boots Alliance, together with its wholly-owned subsidiaries including WAB Holdings (collectively, the "Investors"), collectively own 5% or more of our common stock. The Investors met this 5% threshold as of April 9, 2014. Ornella Barra is currently serving on our Board as Walgreens Boots Alliance's designee and is a nominee for director. She is also a member of our Finance Committee.

Walgreens Boots Alliance will be entitled to designate a second director to our Board upon the later of (i) the exercise in full of the Warrants that become exercisable on March 18, 2016 and (ii) the acquisition in full by the Investors of 19,859,795 shares of our common stock subject to certain adjustments. If the Investors divest our equity securities such that they collectively own less than 14%, but at least 5% of the common stock,

Walgreens Boots Alliance will no longer be entitled to designate two directors to the Board and will only be entitled to designate one director to the Board. If the Investors divest our equity securities such that they collectively own less than 5% of the common stock, Walgreens Boots Alliance will no longer be entitled to designate any directors to the Board and the Shareholders Agreement will, subject to certain exceptions, terminate.

For so long as Walgreens Boots Alliance has the right to designate a director to the Board, subject to certain exceptions, including matters related to acquisition proposals, the Investors will be obligated to vote all of their shares of our common stock in accordance with the recommendation of the Board on all matters submitted to a vote of our stockholders (including the election of directors).

The Shareholders Agreement contains, among other things, certain restrictions on the Investors' ability to transfer the Warrants and their shares of our common stock. The Shareholders Agreement also contains certain standstill provisions that, among other things and subject to certain exceptions, prohibit the Investors and their respective affiliates from acquiring additional shares of our common stock. The standstill provisions prohibit the Investors from entering into voting agreements or granting a proxy to any other person; participating or engaging in a proxy solicitation with respect to AmerisourceBergen; seeking to control or influence the management or policies of AmerisourceBergen; or entering into or proposing a merger, business combination or other similar extraordinary transaction involving AmerisourceBergen. The foregoing restrictions do not prohibit the Investors from, subject to certain requirements, making private proposals to AmerisourceBergen subject to the approval of our Board, or competing with third-party acquisition proposals.

Do we have any transactions with persons related to management?

Mr. Neu's wife is employed as a vice president of AmerisourceBergen. She received approximately $349,000 in compensation in fiscal year 2015. Compensation amounts for Ms. Neu include salary, bonus and equity compensation, if applicable. The compensation for Ms. Neu was established in accordance with our standard employment and compensation practices applicable to employees with equivalent qualifications and responsibilities and holding similar positions.

ADVISORY VOTE TO APPROVE THE COMPENSATION
OF OUR NAMED EXECUTIVE OFFICERS
(Item 3 on the Proxy Card)

In accordance with the requirements of Section 14A of the Exchange Act, we are including this proposal, commonly known as a "say-on-pay" proposal, which gives our stockholders the opportunity to endorse our executive officer pay program and policies through the following resolution:

  "RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to AmerisourceBergen's named executive officers, as disclosed in AmerisourceBergen's Proxy Statement for the 2016 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the executive compensation tables and the related narrative discussion."

In deciding how to vote on this proposal, we encourage you to read the Compensation Discussion and Analysis section beginning on page 30 for a detailed description of our executive compensation philosophy and programs, the compensation decisions of the Compensation and Succession Planning Committee under those programs and the factors considered in making those decisions.

AmerisourceBergen's executive compensation program is strongly focused on pay for performance principles. We emphasize compensation opportunities that reward our executives when they deliver targeted financial results. The compensation of our named executive officers varies depending upon the achievement of pre-established performance goals, both individual and corporate. Through stock ownership requirements and equity incentives, we also align the interests of our executives with those of our stockholders and the long-term interests of AmerisourceBergen. Our executive compensation policies have enabled AmerisourceBergen to attract and retain talented and experienced senior executives and have benefited AmerisourceBergen over time.

We believe that the fiscal year 2015 compensation of our named executive officers is reasonable and competitive, aligns with AmerisourceBergen's fiscal year 2015 results and positions us for future growth.

We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this Proxy Statement. Because your vote is advisory, it will not be binding upon the Board; however the Board values stockholders' opinions, and the Compensation and Succession Planning Committee will take into account the outcome of the vote when considering future executive compensation decisions.

The Board unanimously recommends that you vote For the advisory resolution approving the compensation of AmerisourceBergen's named executive officers as described in this Proxy Statement.

BENEFICIAL OWNERSHIP OF COMMON STOCK

This table shows how much of our outstanding common stock is beneficially owned by each of the named executive officers, each of the directors and all directors and executive officers as a group as of December 11, 2015. The table also shows how much of our outstanding common stock is beneficially owned by owners of more than 5% of our outstanding common stock.

According to the rules adopted by the SEC, a person "beneficially owns" securities if the person has or shares the power to vote them or to direct their investment or has the right to acquire beneficial ownership of such securities within 60 days through the exercise of an option, warrant, right of conversion of a security or otherwise. Except as otherwise noted, the beneficial owners listed have sole voting and investment power with respect to the shares shown. An asterisk in the Percent of Class column indicates beneficial ownership of less than 1%, based on 206,438,425 shares of common stock outstanding as of the close of regular trading on the NYSE on December 11, 2015.

Name and Address of Beneficial Owner(1)	Title of Beneficial Owner	Aggregate Number of Shares Beneficially Owned(2)	Percent of Class
Steven H. Collis(3)	President and Chief Executive Officer and Director	1,103,681	*

Tim G. Guttman(3)	Executive Vice President and Chief Financial Officer	158,985	*

John G. Chou(3)	Executive Vice President and General Counsel	277,170	*

James D. Frary(3)	Executive Vice President and President, AmerisourceBergen Specialty Group	220,222	*

David W. Neu(3)(4)	Executive Vice President, Retail Strategy and President, Good Neighbor Pharmacy	125,297	*

Ornella Barra(5)	Director	11,461,043	5.6%

Douglas R. Conant(6)	Director	973	*

D. Mark Durcan	Director	1,000	*

Richard W. Gochnauer(6)	Director	67,590	*

Richard C. Gozon(6)	Director	124,343	*

Lon R. Greenberg(6)	Director	5,500	*

Jane E. Henney, M.D.(6)	Director	12,901	*

Kathleen W. Hyle(6)	Director	34,340	*

Michael J. Long(6)	Director	30,101	*

Henry W. McGee(6)	Director	18,838	*

All directors and executive officers as a group (22 people)(7)		14,242,847	6.9%

Vanguard Group Inc. P.O. Box 2600 V26 Valley Forge, PA 19482-2600		15,738,426	7.6%

WAB Holdings LLC(8)		11,461,043	5.6%

*
Less than 1.0%

(1)
The address for each named executive officer and director is: AmerisourceBergen Corporation, 1300 Morris Drive, Chesterbrook, PA 19087.

(2)
Based on information furnished to us by the respective stockholders or obtained by us from sources we believe are reliable. We believe that, unless otherwise indicated, the beneficial owners have sole voting and investment power over the shares shown opposite their names.

(3)
Common stock and the percent of class listed as being beneficially owned by our named executive officers include outstanding options to purchase common stock, which are exercisable within 60 days of December 11, 2015, as follows: Mr. Collis—851,477 shares; Mr. Guttman—139,862 shares; Mr. Chou—234,834 shares; Mr. Frary—181,467 shares; and Mr. Neu—82,942 shares.

(4)
Includes outstanding options to purchase 15,601 shares of our common stock, which are exercisable within 60 days of December 11, 2015 and 5,224 additional shares of our common stock, all of which are held by Mr. Neu's wife.

(5)
The aggregate number of shares beneficially owned by Ms. Barra consists of the 11,461,043 shares that are held by WAB Holdings LLC. By virtue of her position as Executive Vice President of Walgreens Boots Alliance, Inc. and President and Chief Executive of Global Wholesale and International Retail, Ms. Barra may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the 11,461,043 shares held by WAB Holdings LLC.

(6)
Common stock and the percent of class listed as being beneficially owned by our non-employee directors include outstanding options to purchase common stock, which are exercisable within 60 days of December 11, 2015, as follows: Ms. Barra—0 shares; Mr. Conant—0 shares; Mr. Durcan—0 shares; Mr. Gochnauer—52,541 shares; Mr. Gozon—76,567 shares; Mr. Greenberg—0 shares; Dr. Henney—3,528 shares; Ms. Hyle—19,932 shares; Mr. Long—0 shares; and Mr. McGee—10,585 shares.

(7)
Includes all directors and executive officers, including the named executive officers. The aggregate number of shares beneficially owned by all directors and executive officers as a group includes the 11,461,043 shares that are held by WAB Holdings LLC. See footnote (5) above.

(8)
The address for WAB Holdings LLC is: c/o Walgreens Boots Alliance, 108 Wilmot Road, Deerfield, Illinois 60015.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of September 30, 2015 regarding our existing compensation plans pursuant to which equity securities are authorized for issuance to employees and non-employee directors.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants, and rights		(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	12,380,926	(1)	$54	24,777,156(2)

Equity compensation plans not approved by security holders	—		N/A	—

Total	12,380,926		$54	24,777,156

(1)
Includes shares of our common stock to be issued upon exercise of outstanding options and vesting of restricted stock units and performance share awards under our Equity Incentive Plan and our Omnibus Incentive Plan.

(2)
Includes shares available for future issuances of equity awards (including options, restricted stock, restricted stock units and performance share awards) under the Omnibus Incentive Plan. As of March 6, 2014, we ceased to use the Equity Incentive Plan for issuances of equity awards.

STOCKHOLDER PROPOSAL REGARDING PROXY ACCESS
(Item 4 on the Proxy Card)

Kenneth Steiner, 14 Stoner Ave, 2M, Great Neck, NY 11021, has notified us that his designee intends to introduce the following resolution at the 2016 Annual Meeting. Mr. Steiner has notified us that since July 1, 2014 he has continuously held no less than 500 shares of our common stock. In accordance with the proxy regulations, the following is the complete text of the proposal, which is reproduced as submitted to us other than minor formatting changes. All statements contained in a stockholder proposal and supporting statement are the sole responsibility of the proponent of that stockholder proposal. The Board does not support the adoption of this proposal and asks stockholders to consider the response following the proponent's statement. The Board recommends you vote AGAINST this proposal.

[ABC—Rule 14a-8 Proposal, September 25, 2015]
 Proposal 4 Proxy Access for Shareholders

RESOLVED: Shareholders ask the board of directors to adopt, and present for shareholder approval, a "proxy access" bylaw. Such a bylaw shall require the Company to include in proxy materials prepared for a shareholder meeting at which directors are to be elected the name, Disclosure and Statement (as defined here) of any person nominated for election to the board by a shareholder or an unrestricted number of shareholders forming a group (the "Nominator") that meets the criteria established below. The Company shall allow shareholders to vote on such nominee on the Company's proxy card.

The number of shareholder-nominated candidates appearing in proxy materials shall not exceed 25% of the directors then serving or two, whichever is greater. This bylaw shall supplement existing rights under Company bylaws, providing that a Nominator must:

a)    have beneficially owned 3% or more of the Company's outstanding common stock, including recallable loaned stock, continuously for at least 3-years before submitting the nomination;

b)    give the Company, within the time period identified in its bylaws, written notice of the information required by the bylaws and any Securities and Exchange Commission (SEC) rules about (i) the nominee, including consent to being named in proxy materials and to serving as director if elected; and (ii) the Nominator, including proof it owns the required shares (the "Disclosure"); and

c)     certify that (i) it will assume liability stemming from any legal or regulatory violation arising out of the Nominator's communications with the Company shareholders, including the Disclosure and Statement; (ii) it will comply with all applicable laws and regulations if it uses soliciting material other than the Company's proxy materials; and (iii) to the best of its knowledge, the required shares were acquired in the ordinary course of business, not to change or influence control at the Company.

The Nominator may submit with the Disclosure a statement not exceeding 500 words in support of the nominee (the "Statement"). The Board shall adopt procedures for promptly resolving disputes over whether notice of a nomination was timely, whether the Disclosure and Statement satisfy the bylaw and applicable federal regulations, and the priority given to multiple nominations exceeding the 25% limit. No additional restrictions shall be placed on re-nominations.

The Security and Exchange Commission's universal proxy access Rule 14a-11 was vacated after a court decision regarding the SEC's cost-benefit analysis. Therefore, proxy access rights must be established on a company-by-company basis.

Subsequently, Proxy Access in the United States: Revisiting the Proposed SEC Rule), a cost-benefit analysis by CFA Institute, found proxy access would "benefit both the markets and corporate boardrooms, with little cost or disruption"—raising US market capitalization by up to $140 billion.

Please vote to enhance shareholder value:

Proxy Access for Shareholders—Proposal 4

 AMERISOURCEBERGEN CORPORATION'S STATEMENT IN
OPPOSITION TO THE STOCKHOLDER PROPOSAL

Our Board of Directors unanimously recommends that you vote AGAINST Proposal No. 4:

After carefully observing and studying proxy access developments, particularly the rapid developments in 2015, and engaging with a number of our stockholders regarding proxy access, including the framework and terms of proxy access appropriate for AmerisourceBergen and our stockholders, our Board of Directors proactively amended our bylaws on November 12, 2015 to give stockholders a right to proxy access for director nominations. Therefore, we believe that the stockholder proposal is not necessary.

Our amended bylaws are publicly available as an exhibit to the Current Report on Form 8-K that we filed with the Securities and Exchange Commission on November 18, 2015.

Our amended bylaws allow any stockholder who has, or group of no more than 20 separate stockholders who have, maintained continuous ownership of 3% or more of our outstanding common stock for at least the previous three years to include in AmerisourceBergen's proxy materials for an annual meeting of stockholders a number of director nominees up to the greater of two or 20% of the directors then in office (rounding down to the nearest whole number of directors if use of the 20% threshold does not result in a whole number), provided that the nominating stockholder(s) and the director nominee(s) satisfy all of the specified eligibility and other requirements in the amended bylaws.

In considering whether to adopt proxy access for director nominations, our Board reviewed the potential impact of proxy access on AmerisourceBergen, as well as current standards for proxy access terms. We also took into consideration the various views of our investors concerning this issue. We evaluated our investors' publicly stated positions on this issue and conducted outreach with some of our largest investors. Our investors generally support proxy access and those investors with whom we spoke indicated support for the core terms of our bylaws, such as the percentage ownership required to use proxy access, duration of holding period, aggregation rules for a group and the number of proxy access nominees that would be permitted.

Our Board concluded that the best course of action for AmerisourceBergen and our stockholders was to adopt a proxy access bylaw with terms based on our particular circumstances and consistent with current standards in proxy access bylaws for publicly traded U.S. companies.

Although we believe that there should not be a one-size-fits-all approach to any governance matter, including proxy access, our core proxy access terms are consistent with those suggested by the stockholder proponent:

the proponent requests a proxy access provision that may be used by stockholders beneficially owning 3% or more of our outstanding common stock, including recallable loaned stock, continuously for at least three years before submitting the nomination, to nominate a number of directors no greater than 25% of the directors then serving or two, whichever is greater.

Our proxy access provision permits any stockholder who has, or group of up to 20 stockholders who have, maintained continuous beneficial ownership of 3% or more of our outstanding common stock, including loaned stock callable within three business days, for at least the previous three years to nominate the greater of two or 20% of the directors then in office (rounding down to the nearest whole number of directors if use of the 20% threshold does not result in a whole number). This framework, although tailored to AmerisourceBergen's particular circumstances, includes core terms that are consistent with proxy access terms adopted by most other companies during 2015, including some of our peers and business partners.

We have included a threshold on the maximum number of shareholders that may be included in a group eligible to use proxy access in order to help ensure that we have sufficient time and resources to adequately review, confirm and evaluate the qualifications of each purported group member.

In addition, our proxy access provision uses a 20% threshold rather than a 25% threshold in view of our Shareholders Agreement with Walgreens Boots Alliance, which gives Walgreens Boots Alliance the right to designate up to two directors to our Board based on certain conditions, including the amount of AmerisourceBergen common stock owned by Walgreens Boots Alliance. Currently, one of our directors, Ornella Barra, has been designated by Walgreens Boots Alliance to serve on our Board pursuant to the Shareholders Agreement. The standstill provision contained in our agreements with Walgreens Boots Alliance prohibits Walgreens Boots Alliance from nominating any additional directors through proxy access.

There are currently eleven directors on our Board (ten of whom are standing for re-election at the 2016 annual meeting), and our bylaws limit the size of the Board to twelve members. In view of the Shareholders Agreement, and the potential that Walgreens Boots Alliance may designate up to two members of our Board, the Board determined that a proxy access bylaw was more appropriately limited to the greater of two directors or 20% of the Board.

We have demonstrated a strong commitment to leading governance practices and procedures. In addition to the proxy access for director nomination, we have a number of other key stockholder rights and governance provisions in place, including:

  ▪
  Each director serves a one-year term and stands for re-election at each annual meeting of stockholders;

  ▪
  In an uncontested election, each director must be elected by a majority of the votes cast;

  ▪
  A director who fails to receive the required number of votes must tender his or her resignation for consideration by the Board;

  ▪
  Our Audit and Corporate Responsibility Committee, Compensation and Succession Planning Committee and Governance and Nominating Committees are composed entirely of independent directors;

  ▪
  Stockholders have the right and ability to communicate directly with the Board and its independent directors;

  ▪
  Our Board regularly reviews our Corporate Governance Principles, which sets forth principles for governance that help to strengthen and enhance, among other important goals, stockholder value; and

  ▪
  In addition to proxy access for director nominations, any eligible stockholder may directly nominate director candidates and solicit proxies in accordance with the requirements of our bylaws and the federal securities laws.

Based on the foregoing, the stockholder proposal is not necessary and therefore the Board of Directors unanimously recommends a vote AGAINST the stockholder's proposal.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers as well as persons who beneficially own more than 10 percent of our common stock to file with the SEC reports of ownership and changes in beneficial ownership of our common stock. Directors, executive officers and greater than 10 percent stockholders are required to furnish us with copies of all Section 16(a) forms they file. We believe that during fiscal year 2015 all of our directors and executive officers complied with these requirements, except that on December 12, 2014 we filed a Form 4 for Mr. Neu to report the exercise of indirect holdings by his wife on November 3, 2014.

AVAILABILITY OF FORM 10-K

Copies of our Annual Report on Form 10-K for the fiscal year ended September 30, 2015 (without exhibits or documents incorporated by reference therein), are available without charge to stockholders upon written request to the Corporate and Investor Relations Department, AmerisourceBergen Corporation, 1300 Morris Drive, Chesterbrook, Pennsylvania 19087, by calling (610) 727-7000 or via the Internet at www.amerisourcebergen.com.

 REQUIREMENTS FOR SUBMISSION OF PROXY PROPOSALS,
NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS

Stockholder Proposals for Inclusion in the 2017 Proxy Statement.    Any proposal of a stockholder that is intended to be presented by such stockholder at AmerisourceBergen's 2017 Annual Meeting of Stockholders must be received in writing by September 24, 2016 in order to be considered for inclusion in the 2017 Proxy Statement and the form of proxy relating to the 2017 meeting. All proposals should be submitted, along with proof of ownership of AmerisourceBergen common stock in accordance with Rule 14a-8(b)(2), to: Kathy H. Gaddes, Secretary, AmerisourceBergen Corporation, 1300 Morris Drive, Chesterbrook, PA 19087. Stockholder proposals must comply with SEC Rule 14a-8, Delaware law and our bylaws. Failure to deliver a proposal by these means may result in it not being deemed timely received.

Other Stockholder Proposals for Presentation at the 2017 Annual Meeting of Stockholders.    Stockholders of record who do not submit a proposal for inclusion in AmerisourceBergen's proxy materials under SEC Rule 14a-8, but who instead intend to nominate a person for election as director or to introduce an item of business at the 2017 Annual Meeting of Stockholders must provide advance written notice to us in accordance with our bylaws. Our bylaws set forth the procedures that must be followed and the information that must be provided in order for a stockholder to nominate a person for election as director or to introduce an item of business at the 2017 Annual Meeting of Stockholders. We must receive notice of your intention to introduce a nomination or other item of business at the 2017 Annual Meeting of Stockholders no earlier than November 3, 2016 and no later than December 3, 2016. Such notice should be addressed to Kathy H. Gaddes, Secretary, AmerisourceBergen Corporation, 1300 Morris Drive, Chesterbrook, PA 19087 and must include the information set forth in our bylaws. You may obtain a copy of our bylaws upon request by writing to the Secretary at our principal executive offices. The proxy solicited by our Board of Directors for the 2017 Annual Meeting of Stockholders will confer discretionary authority with respect to any such proposal.

The Chairman of the 2017 Annual Meeting of Stockholders may refuse to allow the transaction of any business or acknowledge the nomination of any person not made in compliance with the procedures set forth for such matters in our bylaws.

Proxy Access Stockholder Proposals for the 2017 Annual Meeting of Stockholders.    Eligible stockholders who do not seek to use the advance notice provisions for nomination of directors in Section 2.03(c) of our bylaws, but who instead intend to nominate a person for election as director under the proxy access provision in our bylaws must comply with the provisions of and provide notice to us in accordance with Section 3.16 of our bylaws. That Section sets forth the stockholder eligibility and other procedures that must be followed and the information that must be provided to us in order for an eligible stockholder to have included in our proxy materials for the 2017 Annual Meeting of Stockholders up to two director nominees for election as director at the Annual Meeting of Stockholders. We must receive the required notice and information specified in

Section 3.16 no earlier than August 25, 2016 and no later than September 24, 2016. Such notice should be addressed to Kathy H. Gaddes, Secretary, AmerisourceBergen Corporation, 1300 Morris Drive, Chesterbrook, Pennsylvania 19087. You may obtain a copy of our bylaws upon request by writing to the Secretary at our principal executive offices. The proxy solicited by our Board of Directors for the 2017 Annual Meeting of Stockholders will confer discretionary authority with respect to any such nomination.

Other Stockholder Communications.    Stockholder communications may be submitted at any time in writing to: Kathy H. Gaddes, Secretary, AmerisourceBergen Corporation, 1300 Morris Drive, Chesterbrook, PA 19087. Stockholder communications are communications from any stockholder to the Board of Directors, any committee or any director on matters that relate reasonably to their respective duties and responsibilities. Stockholder communications do not include stockholder proposals (discussed above) and stockholder recommendations for director nominee candidates (discussed under Stockholder Recommendations for Director Nominees). AmerisourceBergen's Secretary will determine, in her good faith judgment, which stockholder communications will be relayed to the Board of Directors, any committee or any director.

Appendix A

SUPPLEMENTAL INFORMATION: GAAP TO NON-GAAP RECONCILIATION

We publicly disclose certain non-GAAP financial measurements in our adjusted results because management uses these non-GAAP measures for business planning purposes, including managing our business against internal projected results of operations and measuring our performance. The recurring adjustments made to arrive at these non-GAAP financial measures included warrant expense, gains on antitrust litigation settlements, LIFO expense, acquisition-related intangibles amortization, and employee severance, litigation and other expenses. We also adjusted for a non-recurring impairment charge related to an equity investment to arrive at these non-GAAP financial measures. We present these supplemental measures because we believe that these measures provide investors with important supplemental information with which to evaluate our performance on the same basis as management. These supplemental performance measures may vary from, and may not be comparable to, similarly titled measures by other companies in our industry.

We have defined the non-GAAP financial measure of Adjusted Diluted Earnings Per Share as follows: diluted earnings per share excluding the impact of the accounting dilution from the unexercised warrants, the impact of purchases under our special share repurchase programs, and the related interest expense incurred in connection with the $600 million of 1.150% senior notes due in May 2017 issued by the Company solely in connection with the special share repurchase program. Adjusted Diluted Earnings Per Share also excludes the per share impact of recurring adjustments including warrant expense; gains on antitrust litigation settlements; LIFO expense; acquisition-related intangibles amortization; employee severance, litigation and other; and a non-recurring impairment charge related to an equity investment; in each case net of the tax effect calculated using the applicable effective tax rate for those items, with the exception of the impairment charge, which was not tax-deductible. We prepare Adjusted Diluted Earnings Per Share to eliminate the items, which we do not consider indicative of our ongoing operating performance due to their inherent unusual, non-operating, or non-recurring nature.

The following is a reconciliation of the GAAP financial measures to their most directly comparable non-GAAP financial measures (in thousands):

	Fiscal Year Ended September 30, 2015
	Gross Profit	Operating Expenses	Operating Income	Impairment Charge	Interest Expense, Net	Income Before Income Taxes	Income taxes	Net (Loss) Income	Diluted Earnings Per Share
GAAP	$3,529,313	$3,111,943	$417,370	$30,622	$99,001	$274,149	$409,036	$(134,887)	$(0.62)

Warrant expense(1)	—	(912,724)	912,724	—	(8,615)	921,339	28,540	892,799	3.91

Gain on antitrust litigation settlements	(65,493)	—	(65,493)	—	—	(65,493)	(24,933)	(40,560)	(0.18)

LIFO expense	542,807	—	542,807	—	—	542,807	206,648	336,159	1.46

Acquisition related intangibel amortization	—	(54,095)	54,095	—	—	55,117	20,984	34,133	0.15

Employee everence, litigation and other	—	(37,894)	37,894	—	—	37,894	14,426	23,468	0.10

Impairment charge on equity investment(2)	—	—	—	(30,622)	—	30,622	—	30,622	0.13

Adjusted Non-GAAP	$4,006,627	$2,107,230	$1,899,397	$—	$90,386	$1,796,435	$654,701	$1,141,734	$4.96 (3)

Adjusted Non-GAAP % change vs. prior year period	21.2%	20.5%	22.0%	—%	22.5%	20.7%	15.9%	23.6%	24.9%

(1)
As of September 30, 2015, the amount of warrant expense deductible for income tax purposes was based on the initial valuation of the Warrants. Therefore, the income tax rate on warrant expense has varied by quarter depending upon the quarterly changes in the fair value of the Warrants. In connection with the fiscal 2014 special $650 million share repurchase program, the Company issued $600 million of 1.15% senior notes due in May 2017. The interest expense incurred relating to this borrowing has been excluded from the non-GAAP presentation.

(2)
Represents an impairment charge related to the Company's minority ownership interest in a pharmaceutical wholesaler in Brazil. Due to the nature of the loss, no tax benefit was recorded.

(3)
The sum of the components do not equal the total due to rounding.

Note: Management considers GAAP financial measures as well as the presented non-GAAP financial measures in evaluating the Company's operating performance. Therefore, the Company believes that the presentation of non-GAAP financial measures provides useful supplementary information to, and facilitates additional analysis by, investors.

 A-1

AmerisourceBergen®

Where knowledge,
reach and partnership
shape healthcare delivery.

. AmerisourceBergen Corporation Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 2:00 PM Eastern Time, on March 3, 2016. Vote by Internet • Go to www.envisionreports.com/ABC • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors recommends a vote FOR Items 1, 2 and 3. 1. ELECTION OF TEN DIRECTORS. + For Against Abstain For Against Abstain For Against Abstain 1.1 Ornella Barra 1.2 Steven H. Collis 1.3 Douglas R. Conant 1.4 D. Mark Durcan 1.5 Richard W. Gochnauer 1.6 Lon R. Greenberg 1.7 Jane E. Henney, M.D. 1.8 Kathleen W. Hyle 1.9 Michael J. Long 1.10 Henry W. McGee For Against Abstain ForAgainst Abstain 2. Ratification of appointment of independent registered public accounting firm for fiscal year 2016. 3. Advisory vote to approve named executive officer compensation. The Board of Directors recommends a vote AGAINST Item 4. ForAgainst Abstain 4. Approval of a stockholder proposal regarding proxy access. 5. Other Matters. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Note: Please date this proxy, sign your name exactly as it appears hereon, and return it promptly using the enclosed postage paid envelope. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. + 1 U P X 02889B Annual Meeting Proxy Card X IMPORTANT ANNUAL MEETING INFORMATION

. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — AmerisourceBergen Corporation + PROXY FOR ANNUAL MEETING OF STOCKHOLDERS March 3, 2016 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS KNOW ALL MEN BY THESE PRESENTS, that the undersigned stockholder of AMERISOURCEBERGEN CORPORATION, a Delaware corporation, does hereby constitute and appoint Steven H. Collis, John G. Chou and Kathy H. Gaddes, or any one of them, with full power to act alone and to designate substitutes, the true and lawful attorneys and proxies of the undersigned for and in the name and stead of the undersigned, to vote all shares of Common Stock of AMERISOURCEBERGEN CORPORATION which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at Sofitel Philadelphia, 120 South 17th Street, Philadelphia, Pennsylvania 19103, on March 3, 2016 at 2:00 p.m., Eastern Time, and at any and all adjournments and postponements thereof, as stated on the other side. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3 AND AGAINST ITEM 4 AND WILL GRANT DISCRETIONARY AUTHORITY PURSUANT TO ITEM 5. (Continued on the reverse side. Must be signed and dated on the reverse side) YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. + IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.